 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-221792
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 11, 2018
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 24, 2018)
12,000,000 Shares
Ordinary Shares

The selling shareholders are offering 12,000,000 ordinary shares, par value $0.0001 per share. We will not receive any of the proceeds from the ordinary shares sold by the selling shareholders. The selling shareholders collectively hold a majority of our outstanding ordinary shares and are affiliated with certain directors of our company.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “CISN.” On September 10, 2018, the last reported sale price of our ordinary shares on the New York Stock Exchange was $17.90 per share.
	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to selling shareholders	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

The selling shareholders have granted the underwriters an option for a period of 30 days to purchase up to an aggregate of 1,800,000 additional ordinary shares on the same terms as set forth above.
Investing in our ordinary shares involves risks. Please read carefully the section entitled “Risk factors” beginning on page S-10 of this prospectus supplement and any risk factors described in the documents we incorporate by reference before you invest in our ordinary shares.
We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.
Neither the United States Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about            , 2018.
Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC
           , 2018

Prospectus Supplement
Base Prospectus
S-i

About this Prospectus Supplement
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference (as described below under the heading “Incorporation of Certain Information by Reference”).
We, the selling shareholders and the underwriters have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we, nor the selling shareholders nor the underwriters take any responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.
For investors outside the United States: Neither we, the selling shareholders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
If the description of the offering varies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Any statements made in the accompanying prospectus or the information incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that statements contained in this prospectus supplement modify or supersede those statements. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
S-ii

Cautionary Note Regarding Forward-Looking Statements
This prospectus supplement and the accompanying prospectus, along with the documents incorporated by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained or incorporated by reference in this prospectus supplement include, but are not limited to, statements about:
•
our estimates of the size of the markets for our products and services;

•
the rate and degree of market acceptance of our products and services;

•
the success of other technologies that compete with our products and services or that may become available in the future;

•
the efficacy of our sales and marketing efforts;

•
the volatility of currency exchange rates;

•
volatility of the market price and liquidity of our ordinary shares;

•
our ability to effectively scale and adapt our technology;

•
our ability to identify and integrate acquisitions and technologies into our platform;

•
our plans to continue to expand internationally;

•
the performance and security of our services;

•
our ability to maintain the listing of our securities on a national securities exchange;

•
potential litigation involving Cision;

•
our ability to retain and attract qualified employees and key personnel;

•
our ability to maintain, protect and enhance our brand and intellectual property;

•
general economic conditions; and

•
the result of future financing efforts.

We caution you that the foregoing list may not contain all of the forward-looking statements made in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, including the risk factors beginning on page S-10 of this prospectus supplement, page 6 of the accompanying prospectus and in “Item 1A — Risk Factors” of our most recent reports on Form 10-K and Form 10-Q that are incorporated by reference, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
S-iii

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement and the accompanying prospectus, along with the documents incorporated by reference, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
S-iv

Prospectus Supplement Summary
This summary does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, along with the information incorporated by reference, including the more detailed information regarding our company, the ordinary shares being sold by the selling shareholders in this offering and our consolidated financial statements and the related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Some of the statements in this summary constitute forward-looking statements, with respect to which you should review the section of this prospectus supplement entitled “Cautionary note regarding forward-looking statements.” Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Cision” refer to Cision Ltd. and its subsidiaries.
Overview
Cision is a leading global provider of PR software, media distribution, media intelligence and related professional services as measured by revenue estimates from Burton-Taylor International Consulting LLC. Public relations and communications professionals use our products and services to help manage, execute and measure their strategic PR and communications programs. We believe that Cision is an industry- standard SaaS solution for PR and marketing professionals and is deeply embedded in industry workflow.
We deliver a sophisticated, easy-to-use platform for communicators to reach relevant media influencers and craft compelling campaigns that impact customer behavior. With rich monitoring and analytics, Cision Communications Cloud™ (“C3”), a cloud-based platform that integrates each of our point solutions into a single unified interface, arms brands with the insights they need to link their earned media to strategic business objectives, while aligning it with owned and paid channels. This platform enables companies and brands to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace influence.
We have undergone a strategic transformation since GTCR’s initial investment in 2014, evolving into a PR and marketing software leader through a series of complementary acquisitions.
The acquisitions by our predecessor company of Cision and Vocus, Inc. (“Vocus”) in 2014 and their subsequent merger established the foundation of the core media database, monitoring and analysis business. Over the 12 months following this initial merger, we acquired Discovery Group Holdings Ltd. (“Gorkana”) to expand our global footprint and also completed acquisitions of Visible, Inc. (“Visible”) and Viralheat, Inc. (“Viralheat”) to enhance our social media functionality. The subsequent acquisition of PRN Group (“PR Newswire”) in 2016 added the depth and breadth of a global distribution network and making, we believe, Cision the only vendor with a comprehensive global solution for PR professionals. Following these acquisitions, in October 2016, we introduced our C3 platform. In the first quarter of 2017, we acquired Bulletin Intelligence, LLC, Bulletin News Network, LLC and Bulletin News Investment, LLC (collectively, “Bulletin Intelligence”) to expand our capability to provide expert-curated executive briefings for the Executive Office of the President and corporate C-Suite executives. In the second quarter of 2017, we acquired L’Argus de la Presse (“Argus”), a Paris-based provider of media monitoring services, to expand our media monitoring solutions and enhance its access to French media content. We acquired CEDROM-SNi Inc. (“CEDROM”) in December 2017 and PRIME Research Group (“Prime”) in January 2018 in order to further expand upon our media measurement and analysis services and improve our digital media monitoring solutions.

We provide our comprehensive solution principally through subscription contracts, which are generally one year or longer, with different tiers of pricing depending on the level of functionality and customer support required. Our SaaS delivery model provides a stable recurring revenue base. In 2017, we generated $674 million of revenue, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues, and, on the same pro forma basis, approximately 83% of our revenue was generated by customers purchasing services on a subscription or recurring basis. We consider services recurrent if customers routinely purchase these services from us pursuant to negotiated “rate card” or similar arrangements, even if we do not have subscription agreements with them. As of December 31, 2017, we had more than 75,000 customers, of which the top 25 customers only accounted for approximately 4% of 2017 revenues, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues. Our customers include 92 of the top 100 worldwide brands.
Competitive Strengths
Cision’s competitive strengths include:
Comprehensive and Fully Integrated Cloud-Based Platform
C3 offers the communications professional a “one-stop shop” for virtually all the tools they need to conceive, execute, monitor and analyze an earned media campaign. We believe that offering a comprehensive cloud-based platform with multiple integrated functionalities is what communications professionals require and prefer over the alternative of using several individual point solutions that are not interconnected, lack consistency and require interactions with and payments to several external software providers. The effectiveness and appeal of integrated platforms over point solutions has been demonstrated in the broader marketing realm with the creation and growth of cloud-based platforms such as the Adobe Marketing Cloud, the Oracle Marketing Cloud and the Salesforce Marketing Cloud.
An Industry Standard for PR Professionals
We believe our PR software is known as a go-to global SaaS platform for communications professionals and is deeply embedded in industry workflow. For individuals working in the PR sector, fluency with our platform is viewed by many as a key skill.
Global Product Reach
Our offering has wide geographic reach within all our vertical markets. We believe that being able to deal with only one provider to deliver earned media solutions across the globe is a key differentiator that has value to clients, in particular large multi-national corporations that manage PR and communications efforts globally.
Proprietary Content and Solutions
Our platform incorporates the largest media database and largest distribution network in the world, as measured by revenue estimates from Burton-Taylor International Consulting LLC. With our proprietary database of approximately 1.6 million contacts for journalists, bloggers and social influencers, including contact information, in-depth profiles, preferences and detailed pitching tips, clients can build smarter media lists to connect with the appropriate influencers and build meaningful relationships. Through our distribution network, customers can conduct both wide-reaching and targeted campaigns across traditional and digital media in more than 170 countries in over 40 languages.
Ease of Use and Workflow Capabilities
Our products are designed with easy-to-use functionality, built-in workflow capabilities, a high degree of flexibility in outputs and a sleek and intuitive user interface to help the communications professional execute their work in the best way possible.
Experienced Management Team with a Proven Track Record
We have a strong, highly experienced management team. CEO Kevin Akeroyd has more than 25 years of experience reshaping modern digital, social and mobile marketing. In his previous role, he was an integral member of the team that built the marketing cloud business unit at Oracle from a nascent stage into one of the largest marketing and advertising technology providers in the industry. Our CFO, Jack Pearlstein, has 20 years of financial, operational and strategic planning experience with technology companies.
Growth Strategy
We intend to continue to drive growth and enhance our market position through the following key strategies:
Acquire New Customers
We believe there is still a substantial opportunity to increase market penetration globally by selling our platform advantage. Most vendors in the market offer point solutions that address one or two functions in a PR campaign, resulting in the need for multiple vendors. We believe chief marketing officers prefer integrated platforms over individual solutions. The launch of C3 in October 2016 provided the market with a comprehensive platform that integrates all the core capabilities needed for a PR software campaign, establishing us as a reference platform for the PR software market. We estimate that our customer adoption of C3 in the United States has increased from approximately 3,000 customers as of June 30, 2017 to 8,300 customers as of June 30, 2018.
Continue to Develop Innovative Products and Features
We understand the importance of offering an easy-to-use product with extensive features that meet and exceed our customers’ needs. Our product team is constantly working to introduce new features that augment our existing platform. For example, in 2016, we expanded our media database capabilities, providing our customers with insights into the audience demographics of each individual influencer and providing tailored influencer recommendations for each of our customers. Our account management and customer service representatives continuously communicate the needs of our customers to the product team, providing for continuous platform improvement.
Our new product innovation pipeline aims to introduce new products to market that improve the way PR and marketing professionals do business. We recently enhanced our C3 platform by adding data attribution capabilities. We believe that our measurement and attribution capabilities will enable customers to track end-user reach, demographics, engagement and purchase conversion data from their earned media campaigns, allowing customers to measure return on investment. In accordance with our privacy policies, we plan to sell the highly valuable and anonymized consumer and influencer data we compile to brands and media networks that can use the data to improve audience targeting and increase advertising effectiveness.
Increase Revenue from Existing Customers
We believe a significant opportunity exists to increase spending by our more than 75,000 existing customers by expanding product and service offerings sold. Because we have grown through many acquisitions and because a comprehensive platform did not previously exist in the PR software market, many of our customers use various PR point solutions, including solutions provided by competitors. For example, as of December 31, 2017, we had approximately 16,000 U.S. customers that were acquired as a result of our PRNewswire acquisition and an additional 13,000 non-PRNewswire customers in the United States. We estimate that approximately 3,200 of these customers overlapped. By providing the first comprehensive platform for executing and analyzing earned media campaigns, we are well positioned to increase product penetration among existing customers by encouraging them to bundle various point solutions under one umbrella. In some markets, we have not yet introduced our full range of products, but we believe we have the capability to roll out our entire product suite in each of these markets. We believe this roll out will increase average revenue per user (ARPU) and reduce customer churn through increased product penetration. We also believe we will attract new customers through a broader product set. Additionally, our sales team has historically been successful in selling higher tiered product or service offerings to existing clients and will have more opportunities to increase product penetration as our product team continues to enhance our platform.

Expand into New Geographies and Market Segments
We have an expansive global reach, spanning many major international markets around the globe, including but not limited to North America, China, EMEA, India, and Latin America. However, in many international markets, our presence is currently limited. We view these markets as opportunities for geographic expansion, especially Latin America, Asia and Continental Europe.
We aim to establish the earned media cloud as the third marketing software category, alongside paid and owned media, by providing valuable demographic, psychographic, sociographic and attribution end-user data to our customers and by selling the data to brands and media networks. We believe that our development of data attribution and data monetization products will enable us to enter the marketing software market. If we are able to establish ourselves in that market, we could then enter the broader digital marketing market through platform extensions into adjacent earned media categories. These categories include ratings and reviews, employee amplification, influencer performance and content marketing. We plan to opportunistically employ both organic initiatives and acquisitions to expand into the digital marketing market.
Selectively Pursue Strategic Acquisitions
We have successfully sourced and are completing the integration of several strategic acquisitions in the last three years, including Vocus, Visible, Viralheat, Gorkana and PR Newswire. These acquisitions have strengthened our market position and enabled us to provide a comprehensive PR communications product suite with a scaled, efficient cost-structure, and we expect that our identified synergies from these acquisitions will drive further margin expansion in the future.
Our management actively evaluates additional acquisition opportunities to enhance our position in the global PR software market by expanding its market reach, geographic presence and product capabilities. However, we do not currently have agreements or commitments for any material acquisitions at this time.
Corporate Information
We were incorporated in the Cayman Islands on March 9, 2017 in order to become the parent company of Canyon Holdings S.à r.l. following the consummation of our merger (the “Business Combination”) with Capitol Acquisition Holdings Corp. III (“Capitol”), a blank check company incorporated in the State of Delaware on July 13, 2015. On June 29, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Capitol by operation of Rule 12g-3(a) promulgated under the Exchange Act. Our principal executive offices are located at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601, and our telephone number is (312) 922-2400. Our website address is www.cision.com. We had approximately 3,500 employees as of December 31, 2017. Information contained on our website is not a part of this prospectus supplement.
Recent Developments
Pursuant to the terms of the merger agreement relating to the Business Combination, to induce Canyon Holdings (Cayman), L.P. (“Cision Owner”) to enter into the transactions contemplated by the merger agreement, we agreed to make an earn-out payment to Cision Owner of 2,000,000 ordinary shares of the Company (the “Earn-Out Shares”) for no additional consideration from Cision Owner if our closing ordinary share price had exceeded $16.00 for any period of 20 trading days out of 30 consecutive trading days. On September 10, 2018, based on the achievement of this milestone, we became obligated to issue to Cision Owner the Earn-Out Shares. The Earn-Out Shares will be issued to Cision Owner promptly in accordance with the terms of the merger agreement.

The Offering
Ordinary shares offered by the selling shareholders
12,000,000 shares.
Option to purchase additional shares offered by the selling shareholders
1,800,000 shares.
Selling shareholders
The selling shareholders in this offering collectively beneficially owned approximately 51.4% of our outstanding ordinary shares as of September 10, 2018 and are affiliated with certain directors of our company. See “Selling Shareholders.”
Ordinary shares to be outstanding after this offering
130,713,555 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of shares by the selling shareholders, including the shares to be sold by the selling shareholders if the underwriters exercise their option to purchase additional shares.
Risk factors
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our ordinary shares.
NYSE symbol
“CISN.”
Lock-up agreements
We, all of our directors and executive officers and the selling shareholders have agreed with the underwriters that, without the prior written consent of Deutsche Bank Securities Inc., subject to certain important exceptions, neither we nor they will, during the period ending 60 days after the date of this prospectus supplement offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares. See the section titled “Underwriting” for additional information.
Unless otherwise indicated, all information in this prospectus supplement relating to the number of ordinary shares to be outstanding immediately after this offering is based on 130,713,555 shares issued and outstanding as of September 10, 2018. This number excludes:
•
2,702,000 ordinary shares issuable upon the exercise of outstanding stock options as of September 10, 2018 at a weighted-average exercise price of  $14.60 per share;

•
479,290 ordinary shares issuable upon the vesting of restricted stock units;

•
4,000,000 ordinary shares issuable to Cision Owner upon the achievement of certain share price milestones, including the Earn-Out Shares described under “— Recent Developments”; and

•
an aggregate of 2,918,335 ordinary shares reserved for future grants or issuance under our 2017 Omnibus Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding stock options and no exercise of the underwriters’ option to purchase additional shares.

Summary Consolidated Financial Data
The following table sets forth our summary consolidated financial data derived from: (i) our audited financial statements incorporated by reference in this prospectus supplement as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 and (ii) our unaudited financial statements incorporated by reference in this prospectus supplement as of June 30, 2018 and for the six months ended June 30, 2018 and 2017, which, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such unaudited interim periods. You should read the following selected financial data in conjunction with the section entitled “Management’s discussion and analysis of financial condition and results of operations” and the financial statements and the related notes incorporated by reference in this prospectus supplement.
(in thousands except share and per share amounts)	Year ended December 31,			Six months ended June 30,
	2017	2016	2015	2018	2017
				(unaudited)
Statement of operations data:
Revenue	$631,637	$467,772	$333,958	$366,768	$302,949
Cost of revenue	200,836	162,583	125,006	131,035	94,284
Gross profit	430,801	305,189	208,952	235,733	208,665
Operating costs and expenses:
Sales and marketing	114,750	92,594	71,603	57,978	55,300
Research and development	22,102	19,445	16,604	14,990	11,018
General and administrative	166,759	135,737	88,448	87,760	81,692
Amortization of intangible assets	89,159	77,058	59,914	40,514	43,477
Total operating costs and expenses	392,770	324,834	236,569	201,242	191,487
Operating income (loss)	38,031	(19,645)	(27,617)	34,491	17,178
Non-operating income (losses):
Foreign exchange (losses) gains	(5,458)	6,299	(10,886)	8,081	(2,634)
Interest and other income (loss), net	2,132	831	5,750	92	2,273
Interest expense	(116,466)	(117,997)	(61,398)	(40,162)	(73,243)
Loss on extinguishment of debt	(51,872)	(23,591)	—	(2,432)	—
Total non-operating loss	(171,664)	(134,458)	(66,534)	(34,421)	(73,604)
Income (loss) before income taxes	(133,633)	(154,103)	(94,151)	70	(56,426)
Provision for (benefit from) income taxes	(10,591)	(55,691)	(3,607)	6,946	(14,285)
Net loss	$(123,042)	$(98,412)	$(90,544)	$(6,876)	$(42,141)
State of cash flow data:
Net cash provided by (used in):
Operating activities	$68,848	$17,373	$22,422	$63,633	$18,108
Investing activities	(79,988)	(819,416)	(10,664)	(77,765)	(43,391)
Financing activities	121,945	808,353	(8,568)	(49,843)	326,398
Other financial data (unaudited):(1)
Adjusted EBITDA(2)	$225,510	$162,181		$124,417	$107,321
Adjusted net income(3)	58,496	22,177		52,495	17,515
Pro forma fully-diluted weighted average shares outstanding(4)	102,035,003	82,075,873		125,678,727	82,498,252
Adjusted net income per diluted share(4)	$0.57	$0.27		$0.42	$0.21

(in thousands)	As of December 31,
	2017	2016	As of June 30, 2018
			(unaudited)
Balance sheet data:
Cash and cash equivalents	$148,654	$35,135	$82,967
Total assets	1,935,358	1,787,068	1,892,412
Total liabilities	1,618,989	2,146,121	1,579,943
Mandatory redeemable stockholder’s equity	—	701	—
Total stockholder’s equity (deficit)	316,369	(359,754)	312,469

(1)
Other financial data includes non-GAAP financial measures such as Adjusted EBITDA and Adjusted Net Income. The footnotes below set forth reconciliations from (1) net loss to Adjusted EBITDA and (2) net loss to Adjusted net income per diluted share, in each case for the fiscal years ended December 31, 2016 and 2017 and the six months ended June 30, 2017 and 2018. Non-GAAP financial measures are presented only as a supplement to our financial information based on US generally accepted accounting principles. Management uses non-GAAP financial measures in its operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Additionally, management believes that the presentation of non-GAAP financial measures provides information that is useful to investors as it indicates, for example, our ability to meet capital expenditures and working capital requirements and otherwise meet our obligations as they become due. Non-GAAP financial measures have limitations as an analytical tool and are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

(2)
We define Adjusted EBITDA as net loss, plus depreciation and amortization expense, plus interest expense and loss on extinguishment of debt, plus provision for (or minus benefit from) income taxes, further adjusted for the following items: acquisition and offering related costs and expenses, stock- based compensation, deferred revenue reduction from purchase accounting, (gains) losses related to divested businesses or assets, sponsor fees and expenses, and unrealized translation losses (gains). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate cash or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance. Set forth below is a reconciliation of our unaudited net loss to Adjusted EBITDA.

	Year ended December 31,		Six months ended June 30,
(in thousands)	2017	2016	2018	2017
Net loss	$(123,042)	$(98,412)	$(6,876)	$(42,141)
Depreciation and amortization	139,474	126,983	66,878	67,290
Interest expense and loss on extinguishment of debt	168,338	141,588	42,594	73,243
Provision for (benefit from) income taxes	(10,591)	(55,691)	6,946	(14,285)
Acquisition and offering related costs	42,235	45,006	19,778	20,287
Stock-based compensation	4,138	5,302	2,210	1,926
Deferred revenue reduction from purchase accounting	1,448	1,168	1,166	105
Gain on sale of business	(1,785)	—	—	(1,785)
Sponsor fees and expenses	284	587	—	284
Unrealized translation loss (gain)	5,011	(4,350)	(8,249)	2,394
Adjusted EBITDA	$225,510	$162,181	$124,447	$107,318

(3)
We define Adjusted net income as net loss plus provision for (or minus benefit from) income taxes, further adjusted for acquisition and offering related costs and expenses, (gains) losses related to divested businesses or assets, stock-based compensation, deferred revenue reduction from purchase accounting, amortization related to acquired intangibles, CPEC interest and losses on extinguishment of debt, sponsor fees and expenses, and unrealized translation losses (gains), which together, sum to Adjusted net income before income taxes. Adjusted net income before income taxes is then taxed at an assumed long term corporate tax rate of 26% for 2018 and 33% for 2017 and periods prior pursuant to our preliminary analysis with respect to recent US tax law changes, to determine Adjusted net income (loss). The enactment of the Tax Cuts and Jobs Act in December 2017 resulted in a provisional net one-time tax of  $11.9 million in the fourth quarter of 2017 based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings, the remeasurement of deferred tax assets and liabilities and new limitations on the deductibility of interest. Our calculation of Adjusted net income excludes the provisional net one-time tax. All of the items included in the reconciliation from net income to Adjusted net income are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding the amortization related to acquired intangibles, users can compare operating performance without regard to highly variable amortization expenses related to our acquisitions. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance. Set forth below is a reconciliation of our unaudited net loss to Adjusted net income and Adjusted net income per diluted share.

(in thousands except share and per share amounts)	Year ended December 31,		Six months ended June 30,
	2017	2016	2018	2017
Net loss	$(123,042)	$(98,412)	$(6,876)	$(42,141)
Provision (benefit) from income taxes	(10,591)	(55,691)	6,946	(14,285)
Acquisition and offering related costs and expenses	42,235	45,006	19,778	20,287
Gain on sale of business	(1,785)	—	—	(1,785)
Stock-based compensation	4,138	5,302	2,210	1,926
Deferred revenue reduction from purchase accounting	1,448	1,168	1,166	105
Amortization related to acquired intangible assets	113,760	101,965	52,047	55,376
CPEC interest and loss on extinguishment of debt	55,850	37,525	3,948	3,979
Sponsor fees and expenses	284	587	—	284
Unrealized translation loss (gain) Adjusted Income before income taxes	5,011	(4,350)	(8,249)	2,394
Adjusted net income before taxes	87,308	33,100	70,970	26,140
Less: Income tax	(28,811)	(10,923)	(18,444)	(8,627)
Adjusted net income	$58,496	$22,177	$52,526	$17,513
Pro forma fully-diluted weighted average shares outstanding	102,035,003	82,075,873	125,678,727	82,498,252
Adjusted net income per diluted share	$0.57	$0.27	$0.42	$0.21
(4)
Adjusted net income per diluted share is defined as Adjusted net income divided by the fully-diluted pro forma weighted average shares outstanding for the period. The fully-diluted pro forma weighted average shares outstanding for the respective period assume that the exchange of shares pursuant to our merger with Capitol Acquisition III had taken effect as of the beginning of such period. Additionally, for purposes of calculating the number of fully diluted pro forma weighted shares outstanding, we have excluded the potential impact of dilution from outstanding warrants to purchase our ordinary shares. As a result of the warrant exchange transactions that we completed on May 18, 2018, there were no warrants outstanding as of the close of business on June 30, 2018.

Risk Factors
An investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement, including the risk factors associated with our business included in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, in each case as updated by our subsequent filings with the SEC, you should carefully consider the following risk factors set forth below before making an investment in our ordinary shares. See “Where you can find more information.” Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to Cision unless the context clearly indicates otherwise.
Risks Related to Our Business
Our industry is highly competitive.
We face intense competition from numerous large and small businesses. This competition includes both product and price competition. Increased competition may result in a decline in our market share thereby adversely affecting our operating results. The markets in which we operate are fragmented, competitive and rapidly evolving, and there are limited barriers to entry to certain segments of those markets. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies enter our markets. If we are unable to compete effectively, it will be difficult for us to maintain our market share and pricing rates and add and retain customers, and our business, financial condition and results of operations will be seriously harmed.
Increased competition could result in pricing pressure, reduced sales or lower margins. We face intense price competition in all areas of our business. In particular, the cloud-based PR services business, the media intelligence business and the media distribution business are characterized by intense price competition. Our profit margin, and therefore our profitability, is dependent on the rates we are able to charge for our services. We have in the past lowered prices, and may need to do so in the future, to attempt to gain or maintain market share. These strategies have not always been successful and have at times hurt operating performance. Additionally, we have also been, and may once again be, required to adjust pricing to respond to actions by competitors, which could adversely impact operating results. The rates we are able to charge for our services are affected by a number of factors, including competition, volume fluctuations, productivity of employees and processes, the value our customers derive from our services and general economic and political conditions. We are also subject to potential price competition from new competitors and from existing competitors. If we are unable to compete successfully in respect to the pricing of our services and products, our business, financial condition and operating results may be adversely affected.
Our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can. To the extent our competitors have an existing relationship with a potential customer, that customer may be unwilling to switch vendors due to existing time and financial commitments with our competitors.
We also expect that new competitors will enter the cloud-based PR services and distribution market with competing products. Many of these potential competitors have established or may establish business, financial or strategic relationships among themselves or with existing or potential customers, alliance partners or other third parties or may combine and consolidate to become more formidable competitors with better resources. It is possible that these new competitors could rapidly acquire significant market share.
If we are unable to compete successfully in this environment, our business, financial condition and operating results will be adversely affected.

Economic conditions and market factors, which are beyond our control, may adversely affect our business and financial condition.
Our business performance is impacted by a number of factors, including economic and market volatility, changes in PR and marketing spending patterns, budgets and priorities, general economic conditions in North America, Latin America, Europe, the Middle East and Asia, and other factors that are generally beyond our control. To the extent that global or national economic conditions weaken, our business is likely to be negatively impacted. Adverse market conditions could reduce customer demand for our services and the ability of our customers, suppliers and other counterparties to meet their obligations to us. A reduction in customer demand for our products and services due to economic conditions or other market factors could adversely affect our business, financial condition and operating results.
System limitations or failures could harm our business.
Our businesses depend on the integrity and performance of the technology, computer, cloud and communications systems supporting them. We manage our services and serve our customers from a limited number of data center facilities and/or cloud computing services facilities located within the United States and abroad. If the systems on which we depend cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These systems may be vulnerable to damage or service interruption resulting from human error, intentional bad acts, cybersecurity attacks, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. Given our position in the global PR and media intelligence industry, we may be more likely than other companies to be a direct target, or an indirect casualty, of such events.
These consequences could result in service outages, financial losses, decreased customer service and satisfaction and regulatory sanctions. The solutions we provide are susceptible to telecommunication system failures, data corruption or virus attacks, and they have experienced systems failures and delays in the past and could experience future systems failures and delays. We have, for example, experienced temporary system outages and service degradation related to telecommunication, cloud computing and network provider interruptions, denial-of-service attacks and equipment failures. Although we currently maintain and expect to maintain multiple computer facilities that are designed to provide redundancy and back-up to reduce the risk of system disruptions and have facilities in place that are expected to maintain service during a system disruption, such systems and facilities may prove inadequate. If unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.
While we have programs in place to identify and minimize our exposure to vulnerabilities and work in collaboration with the technology industry to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name, result in regulatory penalties and other liability, and negatively impact our business, financial condition and operating results.
To the extent that any of our vendors or other third-party service providers experience difficulties, materially change their business relationship with us or are unable for any reason to perform their obligations, our business or our reputation may be materially adversely affected.
We must continue to introduce new products, initiatives and enhancements to maintain our competitive position.
The PR software and media intelligence industries are characterized by rapidly changing technology, evolving industry and regulatory standards, new product and service introductions, frequent enhancements to existing products and services, the emergence of competitors, the adoption of new services and products and changing customer demands, needs and preferences. We must complete development of, successfully implement and maintain platforms that have the functionality, performance, capacity, reliability and speed required by our business, as well as by our customers. While we intend to launch new products and initiatives and continue to explore and pursue opportunities to strengthen our business and grow our company, we may not be able to keep up with rapid technological and other competitive changes affecting our industry. For example, we must continue to enhance our platforms to remain competitive, and our business will be negatively affected if our platforms or the technology solutions we sell to our customers fail to function as expected. If we are unable to develop our platforms to include other products and markets, or if our platforms do not have the required functionality, performance, capacity, reliability and speed required by our customers, we may not be able to compete successfully. We may spend substantial time and money developing new products and initiatives. If these products and initiatives are not successful, we may not be able to offset their costs, which could have an adverse effect on our business, financial condition and operating results. Further, our failure to anticipate or respond adequately to changes in technology and customer preferences or any significant delays in product development efforts, could have a material adverse effect on our business, financial condition and operating results.
In our technology operations, we have invested substantial amounts in the development of system platforms and in the rollout of our platforms. For the year ended December 31, 2017, we spent $22.1 million on research and development activities and $15.0 million in capitalized software development costs, and such figures may increase in the future as we strive to develop new products and solutions for our customers. Although investments are carefully planned, there can be no assurance that the demand for such platforms will justify the related investments and that the future levels of transactions executed on these platforms will be sufficient to generate an acceptable return on such investments. We also cannot guarantee that we will be able to compete effectively with new vendors, or that products, services or technologies developed by others will not render our services non-competitive or obsolete. If we fail to generate adequate revenue from planned system platforms or new products or services, or if we fail to do so within the envisioned timeframe, it could have an adverse effect on our results of operations and financial condition. In addition, customers may delay purchases in anticipation of new products or enhancements.
Our credit facilities contain restrictive covenants that may restrict our ability to take certain actions or capitalize on business opportunities.
Our credit facilities contain operating covenants and financial covenants that may limit management’s discretion with respect to certain business matters. Among other things, these covenants will restrict our ability to incur additional debt, pay dividends, redeem stock, change the nature of our business, sell or otherwise dispose of assets, make acquisitions or investments, and merge or consolidate with other entities. As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. In addition, our credit facilities contain covenants that require us to comply with a number of financial ratios, the breach of which could trigger a default that could, in turn, trigger defaults under other debt obligations. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under our credit facilities and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, we may be unable to obtain waivers from the lenders and/or amend the covenants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” which is incorporated by reference herein, for a description of our credit facilities.
We will need to invest in our operations to maintain and grow our business and to consummate and integrate acquisitions, and we may need additional funds, which may not be readily available.
We depend on the availability of adequate capital to maintain and develop our business. Although we believe that we can meet our current capital requirements from internally generated funds, cash on hand and available borrowings under our revolving credit facility, we may finance future acquisitions by issuing additional equity and/or debt, and if the capital and credit markets experience volatility, access to capital or credit may not be available on terms acceptable to us or at all. Limited access to capital or credit in the future could have an impact on our ability to refinance debt, maintain our credit rating, meet our regulatory capital requirements, engage in strategic initiatives, make acquisitions or strategic investments in other companies or react to changing economic and business conditions. If we are unable to fund our capital or credit requirements, it could have an adverse effect on our business, financial condition and operating results.
In addition to our debt obligations, we will need to continue to invest in our operations for the foreseeable future to integrate acquired businesses and to fund new initiatives. If we do not achieve the expected operating results, we will need to reallocate our cash resources. This may include borrowing additional funds to service debt payments, which may impair our ability to make investments in our business or to integrate acquired businesses.
Should we need to raise funds by issuing additional equity, our equity holders will suffer dilution. In addition, announcement or implementation of future transactions by us or others could have a material effect on the price of our equity. Should we need to raise funds by incurring additional debt, we may become subject to covenants even more restrictive than those contained in our credit facilities and our other debt instruments. The issuance of additional debt could increase our leverage substantially. We could face financial risks associated with incurring additional debt, particularly if the debt results in significant incremental leverage. Additional debt may reduce our liquidity, curtail our access to financing markets, impact our standing with credit agencies and increase the cash flow required for debt service. Any incremental debt incurred to finance an acquisition could also place significant constraints on the operation of our business. Furthermore, if adverse economic conditions occur, we could experience decreased revenues from our operations which could affect our ability to satisfy financial and other restrictive covenants to which we are subject under our existing indebtedness.
We may not be able to successfully integrate acquired businesses, which may result in an inability to realize the anticipated benefits of our acquisitions and anticipated cost savings.
We must rationalize, coordinate and integrate the operations of our acquired businesses, including PR Newswire, Bulletin Intelligence, Argus, CEDROM, Prime and other acquisitions we make in the future. This process involves complex technological, operational and personnel-related challenges, which are time-consuming and expensive and may disrupt our business. The difficulties, costs and delays that could be encountered may include:
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difficulties, costs or complications in combining the companies’ operations, including technology platforms, which could lead to us not achieving the synergies we anticipate or to customers not renewing their contracts with us as we integrate platforms;

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inability to maintain uniform standards, controls, procedures and policies as we attempt to integrate the acquired businesses;

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difficulty streamlining operations or eliminating redundancies, resulting in the failure to achieve expected cost savings;

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incompatibility of systems and operating methods;

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reliance on a deal partner for transition services, including billing services;

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inability to use capital assets efficiently to develop the business of the combined company;

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difficulties of complying with government-imposed regulations in the United States and abroad, which may be conflicting;

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resolving possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures;

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the diversion of management’s attention from ongoing business concerns and other strategic opportunities;

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difficulties in operating acquired businesses in parallel with similar businesses that we operated previously;

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difficulties in operating businesses we have not operated before;

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difficulties of integrating multiple acquired businesses simultaneously;

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inability to continue providing actionable intelligence to the Government or private industry, whether through unreliable intelligence channels, competition from rival intelligence-producing entities, security breaches affecting us or others that disrupt our ability to acquire such intelligence, or decisions of the recipients of such information to no longer receive it;

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the retention of key employees and management, including key management of the companies that we acquire;

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the implementation of disclosure controls, internal controls and financial reporting systems at non-U.S. subsidiaries to enable us to comply with generally accepted accounting principles in the United States (“U.S. GAAP”);

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the coordination of geographically separate organizations;

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the coordination and consolidation of ongoing and future research and development efforts;

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possible tax costs or inefficiencies associated with integrating the operations of a combined company;

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pre-tax restructuring and revenue investment costs;

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the retention of strategic partners and attracting new strategic partners; and

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negative impacts on employee morale and performance as a result of job changes, reassignments and reductions in force.

For these reasons, we may not achieve the anticipated financial and strategic benefits from our acquisitions. Actual cost savings and synergies may be lower than we expect and may take a longer time to achieve than we anticipate, and we may fail to realize the anticipated benefits of acquisitions.
A material breach in security relating to our information systems and regulation related to such breaches could adversely affect us.
Information security risks have generally increased in recent years, in part because of the proliferation of new technologies and the use of the Internet, and the increased sophistication and activity of organized crime, hackers, terrorists, activists, cybercriminals and other external parties, some of which may be linked to terrorist organizations or hostile foreign governments. For example, a cybercriminal could use cybersecurity threats to gain access to sensitive information about another company or to alter or disrupt news or information to be distributed by PR Newswire. Cybersecurity attacks are becoming more sophisticated and include malicious software, phishing and spear phishing attacks, wire fraud and payment diversion, account and email takeover attacks, ransomware, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data, substantially damaging our reputation. Any person who circumvents our security measures could steal proprietary or confidential customer information or cause interruptions in our operations that could cause us to be unable to provide our products or services. We incur significant costs to protect against security breaches, and may incur significant additional costs to alleviate problems caused by any breaches. Our failure to prevent security breaches, or well-publicized security breaches affecting the Internet in general, could significantly harm our reputation and business and financial results.
Certain laws and regulations regarding data security affecting our customers impose requirements regarding the security of information maintained by these customers, as well as notification to persons whose personal information is accessed by an unauthorized third party. Certain laws may also require us to protect the security of our employees’ personal data. As a result of any continuing legislative initiatives and customer demands, we may have to modify our operations with the goal of further improving data security. The cost of compliance with these laws and regulations is high and is likely to increase in the future. Any such modifications may result in increased expenses and operating complexity, and we may be unable to increase the rates we charge for our services sufficiently to offset these increases. Any failure on our part to comply with these laws, regulations and standards can result in negative publicity and diversion of management time and effort and may subject us to significant liabilities and other penalties.
If customer confidential information, including material non-public information or personal data we maintain, is inappropriately disclosed due to an information security breach, or if any person, including any of our employees, negligently disregards or intentionally breaches controls or procedures with which we are responsible for complying with respect to such data or otherwise mismanages or misappropriates that data, we may have substantial liabilities to our clients. Any incidents with respect to the handling of such information could subject us to litigation or indemnification claims with our clients and other parties. In addition, any breach or alleged breach of our confidentiality agreements with our clients may result in termination of their engagements, resulting in associated loss of revenue and increased costs.
Our business relies on continued access to content on similar terms.
Our business relies on continuous access to content, which is increasingly generated digitally or via social media. If content providers interrupt continuous access, impose onerous terms for accessing content, refuse to do business with us or move their content behind digital paywalls without providing access to us, our future financial performance may be adversely affected. Such changes may have a material and adverse impact on our revenue, business, financial condition, and operations and could have an adverse effect on our future financial performance or position. We rely on third parties to license their technology and provide or make available certain data and other content for our information databases, our news monitoring service and our social media monitoring service.
Losing access to licensed technology and content, such as broadcast content, news outlets and social media platforms, could result in delays in the provision of our services until we develop, identify, license and integrate equivalent technology or content. These third parties may not renew agreements to provide licenses to us, or may increase the price they charge for their licenses.
Additionally, the quality of the technology content provided to us may not be acceptable to us and we may need to enter into agreements with additional third parties. Third-party licenses may not continue to be available to us on commercially reasonable or competitive terms, if at all. Any interruption or delay in the provision of our services could adversely affect our financial performance and ability to grow revenue, damage our business and adversely affect our results of operations by forcing customers to seek out other suppliers that can provide access to their desired licensed content. In the event we are unable to use such third-party technology or content or are unable to enter into agreements with third parties, we may not be successful in maintaining relationships with key customers and current customers may not renew their subscription agreements with us or continue purchasing solutions from us, and it may be difficult to acquire new customers which may have a material and adverse impact on our revenue, business, financial condition and operations.
We rely on third parties to perform certain functions, and our business could be adversely affected if these third parties fail to perform as expected. We rely on third parties for regulatory, data center, data storage, data content, clearing and other services. To the extent that any of our vendors or other third-party service providers experience difficulties, materially change their business relationship with us or are unable for any reason to perform their obligations, our business, reputation or our financial results may be materially adversely affected.
Damage to our reputation or brand name could have a material adverse effect on our businesses.
One of our competitive strengths is our strong reputation and brand name. We believe that developing and maintaining awareness of our brands and avoiding damage to our reputation is critical to our business. Successful promotion of our brands will depend largely on our ability to provide reliable and useful products and solutions. Various other issues may give rise to reputational risk, including issues relating to:
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our ability to maintain the security of our data and systems;

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the quality and reliability of our technology platforms and systems;

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the ability to fulfill our regulatory obligations;

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the ability to execute our business plan, key initiatives or new business ventures;

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the ability to keep up with changing customer demand;

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the representation of our business in the media;

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the accuracy of our financial statements and other financial and statistical information;

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the accuracy of our financial guidance or other information provided to our investors;

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the quality of our corporate governance structure;

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the quality of our products and services;

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the quality of our disclosure controls or internal controls over financial reporting, including any failures in supervision;

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extreme price volatility on our markets;

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any negative publicity surrounding our customers; and

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any misconduct, fraudulent activity or theft by our employees or other persons formerly or currently associated with us.

If we fail to successfully promote and maintain our brands and protect our reputation, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building and brand-maintaining efforts, and our business could suffer.
We may be required to recognize impairments of our goodwill, intangible assets or other long-lived assets in the future.
In accordance with U.S. GAAP, we account for the completion of our acquisitions using the acquisition method of accounting. We allocate the total estimated purchase prices to net tangible assets, amortizable intangible assets and indefinite-lived intangible assets, and based on their fair values as of the date of completion of the acquisitions, recording the excess of the purchase price over those fair values as goodwill. Our financial results, including earnings per share, could be adversely affected by a number of financial adjustments required by U.S. GAAP. For example, we may have additional depreciation expense as a result of recording acquired tangible assets at fair value as compared to book value as recorded, or we may incur certain adjustments to reflect the financial condition and operating results under U.S. GAAP and in U.S. dollars.
Our business acquisitions typically result in the recording of goodwill and intangible assets, and the recorded values of those assets may become impaired in the future. As of December 31, 2017, goodwill totaled approximately $1,136.4 million and other intangible assets, net of accumulated amortization, totaled approximately $456.3 million. The determination of the value of such goodwill and intangible assets requires management to make estimates and assumptions that affect our consolidated financial statements.
We assess goodwill and intangible assets, as well as other long-lived assets, including equity and cost method investments, and property and equipment for impairment on an annual basis or more frequently if indicators of impairment arise. We estimate the fair value of such assets by assessing many factors, including historical performance, capital requirements and projected cash flows. Considerable management judgment is necessary to project future cash flows and evaluate the impact of expected operating and macroeconomic changes on these cash flows. Although the estimates and assumptions we use are consistent with our internal planning process, there are inherent uncertainties in these estimates.
In addition, we may experience future events that may result in asset impairments. Future disruptions to our business, prolonged economic weakness or significant declines in operating results at any of our reporting units or businesses may result in impairment charges to goodwill, intangible assets or other long-lived assets. A significant impairment charge in the future could have a material adverse effect on our operating results.

We may experience fluctuations in our operating results, which may adversely affect the market price of our ordinary shares.
We have experienced, and expect to continue to experience, fluctuations in our quarterly revenues and results of operations. For example, we experience fluctuations in our revenue and earnings as we integrate new acquisitions and based on the seasonal impact of corporate reporting. This and other factors may contribute to fluctuations in our results of operations from quarter to quarter. A high percentage of our operating expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter. As a result, unanticipated variations in our operating results may cause us to run our operations inefficiently over a period of time, which could have an adverse effect on our results of operations.
We are the subject of continuing litigation and governmental inquiries.
We are subject to various legal proceedings, governmental inquiries and claims that arise in the ordinary course of business and otherwise.
Any claims asserted against us, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our reputation, brand and relationships with our customers and other third parties and could lead to additional related claims. Certain claims may seek injunctive relief and regulators, as part of settlements or otherwise, may seek to modify our products or services, which could disrupt the ordinary conduct of our business and operations, reduce our revenues or increase our cost of doing business. Any response to any such litigation or governmental investigation or claim may cause us to incur significant legal expenses. Substantial recovery against us or fines or penalties could have a material adverse impact on us, and unfavorable rulings, findings or recoveries in the other proceedings could have a material adverse impact on the operating results of the period in which the ruling or recovery occurs. See “Business — Legal Proceedings,” which is incorporated by reference herein, for more information.
Insurance may be insufficient to cover our liabilities.
Although we maintain global general liability insurance, including coverage for errors and omissions and employment practices, this coverage may be inadequate, or may not be available in the future on acceptable terms, or at all. In addition, we cannot provide assurance that these policies will cover any claim against us for loss of data or other indirect or consequential damages and defending a suit, regardless of its merit, could be costly and divert management’s attention.
Failure to protect our intellectual property rights could harm our brand-building efforts and ability to compete effectively.
To protect our intellectual property rights, we rely on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with our employees, affiliates, clients, strategic partners and others. The protective steps that we take may be inadequate to deter misappropriation of our proprietary information. Third parties may challenge, circumvent, infringe or misappropriate our intellectual property, or such intellectual property may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. For example, competitors may try to use brand names confusingly similar to ours for similar services in order to benefit from our brand’s value. Others, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information, and we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights.
We have registered, or applied to register, our trademarks in the United States and in over 25 foreign jurisdictions. We also maintain copyright protection on our tangible materials and pursue patent protection for software products, inventions and other processes developed by us. We also hold a number of patents, patent applications and licenses in the United States and other foreign jurisdictions. However, we cannot guarantee that any of our pending patent applications will issue or be approved, and that our existing and future intellectual property rights will be sufficiently broad to protect our technology and proprietary information or provide us with any competitive advantages. The United States Patent and Trademark Office, or the USPTO, and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and after a patent has issued. There are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If this occurs, our competitors might be able to enter the market, which would have a material adverse effect on our business. Effective trademark, copyright, patent and trade secret protection may not be available in every country in which we offer our services. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Further, intellectual property law, including statutory and case law, particularly in the United States, is constantly developing, and any changes in the law could make it harder for us to enforce our rights. Failure to protect our intellectual property adequately could harm our brand and affect our ability to compete effectively. Further, we may not always detect infringement of our intellectual property rights, and defending our intellectual property rights, even if successfully detected, prosecuted, enjoined, or remedied, could result in the expenditure of significant financial and managerial resources. An adverse determination of any litigation or defense proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly and could put our related pending patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.
Moreover, a significant portion of our intellectual property has been acquired from one or more third parties. While we have conducted diligence with respect to such acquisitions, because we did not participate in the development or prosecution of much of the acquired intellectual property, we cannot guarantee that our diligence efforts identified and/or remedied all issues related to such intellectual property, including potential ownership errors, potential errors during prosecution of such intellectual property, and potential encumbrances that could limit our ability to enforce such intellectual property rights.
Third parties may assert intellectual property rights claims against us, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies, trademarks or other intellectual property.
We may be subject to costly litigation if our services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, services or technology. Because patent applications can take years to issue and are often afforded confidentiality for some period of time there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more of our products. Any of these third parties could make a claim of infringement against us with respect to our products, services or technology. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. We have been and may also be in the future subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights.
Any intellectual property claims, with or without merit, could be expensive to litigate or settle and could divert management resources and attention. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. Successful challenges against us could require us to modify or discontinue our use of technology or business processes where such use is found to infringe or violate the rights of others, enter into costly settlement or license agreements, pay costly damage awards, face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services or purchase licenses from third parties, any of which could adversely affect our business, financial condition and operating results. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like ours. Even if we have an agreement for indemnification against costs associated with litigation, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. If we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted.
Moreover, our intellectual property acquired from one or more third parties may have previously been the subject of one or more intellectual property infringement suits and/or allegations. While we have conducted diligence with respect to such acquisitions, we cannot guarantee that our diligence efforts identified and/or remedied all issues related to such intellectual property infringement suits and/or allegations. Moreover, we cannot guarantee that we understand and/or have complied with all obligations related to the settlement of such intellectual property suits and/or the resolution of such intellectual property allegations.
Future acquisitions, investments, partnerships and joint ventures may require significant resources and/or result in significant unanticipated losses, costs or liabilities.
Over the past several years, acquisitions have been significant factors in our growth. Although we cannot predict our rate of growth as the result of acquisitions with complete accuracy, we believe that additional acquisitions and investments or entering into partnerships and joint ventures will be important to our growth strategy. Such transactions may be material in size and scope. There can be no assurances that we will be able to complete suitable acquisitions for a variety of reasons, including the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction, competition from competitors interested in making similar acquisitions and our inability to finance the transaction on commercially acceptable terms.
Therefore, we cannot be sure that we will be able to complete future transactions on terms favorable to us.
Furthermore, any future acquisitions or investments in businesses or facilities could entail a number of additional risks, including:
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problems with effective integration of operations;

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the inability to maintain key pre-acquisition business relationships;

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increased operating costs;

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the diversion of our management team from other operations;

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problems with regulatory bodies;

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declines in the value of investments;

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exposure to unanticipated liabilities;

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difficulties in realizing projected efficiencies, synergies and cost savings; and

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changes in our credit rating and financing costs.

Changes in tax laws, regulations or policies, tax rates or tax assets and liabilities could have a material adverse effect on our financial results.
As a global company, we, like other corporations, are subject to taxes at the U.S. federal, state and local levels, as well as in non-U.S. jurisdictions. Significant judgment is required to determine and estimate worldwide tax liabilities. Changes in tax laws, regulations or policies and the amount and composition of pre-tax income in countries with differing tax rates or valuation of our deferred tax assets and liabilities could result in us having to pay or accrue higher taxes, which would in turn reduce our net income.
We are subject to potential regular examination by the Internal Revenue Service and other tax authorities (for example, we are currently under audit in the United States for the tax period ended December 31, 2014), and from time to time we initiate amendments to previously filed tax returns. We regularly assess the likelihood of favorable or unfavorable outcomes resulting from these examinations and amendments to determine the adequacy of our provision for income taxes, which requires estimates and judgments. Although we believe our tax estimates are reasonable, we cannot assure you that the tax authorities will agree with such estimates. We may have to engage in litigation to achieve the results reflected in the estimates, which may be time-consuming and expensive. We cannot assure you that we will be successful or that any final determination will not be materially different from the treatment reflected in our historical income tax provisions and accruals, which could materially and adversely affect our financial condition and results of operations.
In addition, some of our subsidiaries are subject to tax in the jurisdictions in which they are organized or operate. In computing our tax obligation in these jurisdictions, we take various tax positions. We cannot assure you that upon review of these positions the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on our subsidiaries. Our non-U.S. businesses operate in various international markets, particularly emerging markets that are subject to greater political, economic and social uncertainties than developed countries. In certain of the countries in which we operate, tax authorities may exercise significant discretionary and arbitrary powers to make tax demands or decline to refund payments that may be due to us as per tax returns. As a result, applicable tax laws in jurisdictions where we do business could have a material adverse effect on our financial condition and results of operations.
Uncertainties in the interpretation and application of recent U.S. legislation on tax reform could have a material impact on our financial position and results of operations.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a partial territorial system, a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017 and new limitations on the deductibility of interest. We have calculated our best estimate of the impact of the Act in our year end income tax provision in accordance with our understanding of the Act and guidance available as of the date of this filing and as a result have recorded $11.9 million as additional income tax expense in the fourth quarter of 2017, the period in which the legislation was enacted. This provisional amount relates to the remeasurement of U.S. deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, an amount for the change in the valuation allowance necessary for the deferred tax asset related to non-deductible interest and an amount related to the one-time transition tax on the mandatory deemed repatriation of foreign earnings. On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Act. In accordance with SAB 118, we have determined that the deferred tax expense recorded in connection with the remeasurement of certain deferred tax assets and liabilities and the current tax expense recorded in connection with the transition tax on the mandatory deemed repatriation of foreign earnings are provisional amounts at December 31, 2017. Additional work is necessary to do a more detailed analysis of historical foreign earnings as well as potential correlative adjustments.

Because we have operations across a number of international regions, we are exposed to currency risk.
A significant portion of our revenues are denominated in foreign currency. For the year ended December 31, 2017, approximately 35% of our revenues were denominated in foreign currencies. In addition, a significant portion of our expenses are incurred in the local currencies of the countries in which we operate, including British Pound, the Euro, Swedish Krona and the Canadian Dollar. We have operations in the United States (our headquarters), Europe, the Americas and a number of other foreign countries. For financial reporting purposes, we translate all non-U.S. denominated transactions into U.S. dollars in accordance with U.S. GAAP. We therefore have significant exposure to exchange rate movements between the Pound, Euro, Kroner and Canadian Dollar and other foreign currencies towards the U.S. dollar. Fluctuations in exchange rates also affect the value of funds held by our foreign subsidiaries. Significant inflation or disproportionate changes in foreign exchange rates with respect to one or more of these currencies could occur as a result of general economic conditions, acts of war or terrorism, changes in governmental monetary or tax policy or changes in local interest rates. These exchange rate differences will affect the translation of our non-U.S. results of operations and financial condition into U.S. dollars as part of the preparation of our consolidated financial statements.
Our reported financial results may be adversely affected by changes in U.S. GAAP.
U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board (“FASB”), the American Institute of Certified Public Accountants, the U.S. Securities and Exchange Commission (the “SEC”) and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations, including changes related to revenue recognition, could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.
A substantial portion of our revenue is derived from subscription or recurring revenue streams, and if our existing subscription customers elect not to renew these agreements, renew these agreements for fewer services, or renew these agreements for less expensive services, our business, financial condition and results of operations will be adversely affected.
A substantial portion of our solutions are sold pursuant to subscription agreements, and our customers have no obligation to renew these agreements. For the year ended December 31, 2017, subscription or recurring revenue streams represented approximately 83% of our pro forma revenues. We consider services recurrent if customers routinely purchase these services from us pursuant to negotiated “rate card” or similar arrangements, even if we do not have subscription agreements with them. Other companies that also derive revenue from subscription arrangements, including companies in our industry, may not consider revenue derived from “rate cards” or similar arrangements as recurring, and as a result such revenue measures may not be directly comparable to ours. Furthermore, we may not be able to consistently and accurately predict future renewal rates. Our subscription customers’ renewal rates may decline or fluctuate or our subscription customers may renew for fewer services or for less expensive services as a result of a number of factors, including their level of satisfaction with our solutions, budgetary or other concerns, and the availability and pricing of competing products. If large numbers of existing subscription customers do not renew these agreements, or renew these agreements on terms less favorable to us, and if we cannot replace or supplement those non-renewals with new subscription agreements generating the same or greater level of revenue, our business, financial condition and results of operations will be adversely affected.
Because we recognize subscription revenue over the term of the applicable subscription agreement, the lack of subscription renewals or new subscription agreements may not be immediately reflected in our operating results.
We recognize revenue from our subscription customers over the terms of their subscription agreements. A significant portion of our quarterly revenue usually represents deferred revenue from subscription agreements entered into during previous quarters. As a result, a decline in new or renewed subscription agreements in any one quarter will not necessarily be fully reflected in the revenue for the corresponding quarter but will negatively affect our revenue in future quarters. Additionally, the effect of significant downturns in sales and market acceptance of our solutions may not be fully reflected in our results of operations until future periods. Our model also makes it difficult for us to rapidly increase our subscription-based revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription term.
Because our cloud-based platform is sold to enterprises that often have complex operating environments, we may encounter long and unpredictable sales cycles, which could adversely affect our operating results in a given period.
Our ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of our cloud based platform by enterprises. As we target our sales efforts at these customers, we face greater costs, longer sales cycles and less predictability in completing some of our sales. As a result of the variability and length of the sales cycle, we have limited ability to forecast the timing of sales. A delay in or failure to complete sales could harm our business and financial results, and could cause our financial results to vary significantly from period to period. Our sales cycle varies widely, reflecting differences in potential customers’ decision-making processes, procurement requirements and budget cycles, and is subject to significant risks over which we have little or no control, including:
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customers’ budgetary constraints and priorities, including with respect to resource allocation between PR and marketing and paid versus owned media;

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the timing of customers’ budget cycles;

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the need by some customers for lengthy evaluations prior to purchasing products; and

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the length and timing of customers’ approval processes.

Our typical direct sales cycles for more substantial enterprise customers can often be long, and we expect that this lengthy sales cycle may continue or could even increase as our products become more complex and we are asked to tailor our solutions to our enterprise customer needs. Longer sales cycles could cause our operating results and financial condition to suffer in a given period. If we cannot adequately scale our direct sales force, we will experience further delays in signing new customers, which could slow our revenue growth.
The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates, if at all. For more information regarding the estimates of market opportunity and the forecasts of market growth included in this prospectus, See the section entitled “Business — Industry,” which is incorporated by reference herein, for more information.
Our revenue growth rate in recent periods, which depends in part on the success of our efforts to sell and cross-sell additional services to existing customers, may not be indicative of our future performance.
The success of our strategy is dependent, in part, on the success of our efforts to sell and cross-sell additional services, whether internally developed or acquired in an acquisition, to our existing customers. These customers might choose not to expand their use of or make additional purchases of our solutions or may choose to diversify the PR solution providers with which they do business. If we fail to generate additional business from our current customers, our revenue could grow at a slower rate or decrease. Our historical revenue growth rates are not indicative of future growth, and we may not achieve similar revenue growth rates in future periods. You should not rely on our revenue for any prior quarterly or annual periods as an indication of our future revenue or revenue growth. Our operating results may vary as a result of a number of factors, including our ability to execute on our business strategy and compete effectively for customers and business partners and other factors that are outside of our control. If we are unable to maintain consistent revenue or revenue growth, our share price could be volatile, and it could be difficult to achieve or maintain profitability.

A portion of our services is provided on a non-recurring basis for specific projects, and our inability to replace large projects when they are completed or otherwise terminated has adversely affected, and could in the future adversely affect, our revenues and results of operations.
We provide a portion of our services for specific projects that generate revenues that terminate on completion of a defined task. For the year ended December 31, 2017, approximately 3% of our revenue was related to project-based non-recurring revenue activities. While we seek, wherever possible, on completion or termination of large projects, to counterbalance periodic declines in revenues with new arrangements to provide services to the same customer or others, our inability to obtain sufficient new projects to counterbalance any decreases in such work may adversely affect our future revenues and results of operations.
We depend on search engines to attract new customers and to generate readership for our customers’ online news releases, and if those search engines change their listings or our relationship with them deteriorates or terminates, we may lose customers or be unable to attract new customers and our business and reputation may be harmed.
We rely on search engines to attract new customers, and many of our customers locate our websites by clicking through on search results displayed by search engines such as Google, Bing and Yahoo!. Search engines typically provide two types of search results, algorithmic and purchased listings. Algorithmic search results are determined and organized solely by automated criteria set by the search engine and a ranking level cannot be purchased. Advertisers can also pay search engines to place listings more prominently in search results in order to attract users to advertisers’ websites. We rely on both algorithmic and purchased listings to attract customers to our websites. Search engines revise their algorithms from time to time in an attempt to optimize their search result listings. If search engines on which we rely for algorithmic listings modify their algorithms, then our websites may not appear at all or may appear less prominently in search results, which could result in fewer customers clicking through to our websites, requiring us to resort to other potentially costly resources to advertise and market our services. If one or more search engines on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, or our revenue could decline and our business may suffer. Additionally, the cost of purchased search listing advertising is rapidly increasing as demand for these channels grows, and further increases could greatly increase our expenses.
Moreover, our news distribution service depends upon the placement of our customers’ online press releases. If search engines on which we rely modify their algorithms or purposefully block our content, then information distributed via our news distribution service may not be displayed or may be displayed less prominently in search results, and as a result we could lose customers or fail to attract new customers and our results of operations could be adversely affected.
If the delivery of our customers’ emails is limited or blocked, customers may cancel their accounts.
Internet service providers (“ISPs”) can block emails from reaching their users. The implementation of new or more restrictive policies by ISPs may make it more difficult to deliver our customers’ emails. If ISPs materially limit or halt the delivery of our customers’ emails, or if we fail to deliver our customers’ emails in a manner compatible with ISPs’ email handling, authentication technologies or other policies, then customers may cancel their accounts which could harm our business and financial performance.
Various private spam blacklists may interfere with the effectiveness of our products and our ability to conduct business.
We depend on email to market to and communicate with our customers, and our customers rely on email to communicate with journalists, social media influencers, and their customers and members. Various private entities attempt to regulate the use of email for commercial solicitation. These entities often advocate standards of conduct or practice that exceed legal requirements and classify certain email solicitations that comply with legal requirements as spam. Some of these entities maintain “blacklists” of companies and individuals, and the websites, ISPs and Internet protocol addresses associated with those entities or individuals. If a company’s Internet protocol addresses are listed by a blacklisting entity, emails sent from those addresses may be blocked if they are sent to any Internet domain or Internet address that subscribes to the blacklisting entity’s service or purchases its blacklist. If our services are blacklisted, our customers may be unable to effectively use our services, and as a result we could lose customers or fail to attract new customers and our results of operations could be adversely affected.
Our business relies on our ability to collect, use and leverage personal data and other content. Changes in privacy laws, regulations, and standards may interfere with our business.
We and our partners are subject to federal, state, and foreign laws relating to the collection, use, retention, security, processing and transfer of personal data. Laws and regulations governing the collection, use and disclosure of personal data and use of online analytics and tracking technologies are rapidly evolving globally. These laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions, and guidance on implementation and compliance practices are often updated or otherwise revised, which adds to the complexity of processing personal data. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.
We publicly post documentation regarding our practices concerning the processing, use, and disclosure of data. Any failure by us, our suppliers, or other parties with whom we do business to comply with this documentation or with other federal, state, or foreign regulations could result in proceedings against us by governmental entities or others. In many jurisdictions, enforcement actions and consequences for noncompliance are rising. In the United States, these include enforcement actions in response to rules and regulations promulgated under the authority of federal agencies and state attorneys general and legislatures and consumer protection agencies. In addition, privacy advocates and industry groups have regularly proposed, and may propose in the future, self-regulatory standards with which we must legally comply or that contractually apply to us, like the Payment Card Industry Data Security Standard, or PCI DSS. If we fail to follow these security standards, such as those set forth in the PCI DSS, even if no customer information is compromised, we may incur significant fines or experience a significant increase in costs.
Internationally, many jurisdictions in which we operate have established privacy and data security legal framework with which we, our customers or our vendors must comply, including but not limited to the European Union, or EU. The EU’s data protection landscape is currently unstable, resulting in possible significant operational costs for internal compliance and risk to our business. In addition, the EU has adopted the General Data Protection Regulation (EU) 2016/679, or GDPR, which went into effect in May 2018 and contains numerous requirements and changes from existing EU law, including more robust obligations on data controllers and processors and heavier documentation requirements for data protection compliance programs by companies. Specifically, the GDPR will introduce numerous privacy-related changes for companies operating in the EU, including greater control for data subjects (e.g., the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements, and increased fines and penalties. In particular, under the GDPR, fines of up to 20 million euros or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information. In addition, because GDPR applies to our customers, we expect that they will contractually impose certain GDPR obligations and liabilities on us, which will materially increase our risk and liability exposure to our customers and with respect to EU regulators.
These laws and changes in these laws and regulations, and self-regulatory frameworks, as well regulatory and court interpretation, guidance and enforcement with respect to such laws and regulations, may affect our or our vendors’ ability to collect, store, transfer use and share personal data, provide services to customers that rely on our ability to process data, require us or our vendors to incur additional costs to achieve compliance, limit our competitiveness, necessitate the acceptance of more onerous obligations in our contracts, restrict our ability to use, store, transfer and process data, and affect or limit our or partners’ ability to offer our products and services in certain locations. Other proposed legislation or court or regulatory interpretations of same could, if enacted, prohibit, limit or materially increase the costs associated with the use of certain technologies that track individuals’ activities on web pages, in emails or on the Internet. In addition to government activity, privacy advocacy groups and the technology and marketing industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us or our customers, which could reduce demand for our solutions. As a result of any continuing legislative initiatives, regulatory and court interpretations and actions, and customer demands, we may have to modify our operations to enable us to continue to leverage or process personal data and other content. The cost of compliance with these laws and regulations is high and is likely to increase in the future. Any such modifications may result in increased expenses and operating complexity, and we may be unable to increase the rates we charge for our services sufficiently to offset these increases. Any failure on our part to comply with these laws, regulations and standards can result in negative publicity and diversion of management time and effort and may subject us to significant liabilities and other penalties, including without limitation, with respect to regulators and our customers. In addition to regulatory proceedings our failure to comply with data security and privacy laws, or adhere to our internal policies or procedure, or contracts governing processing and protection of personal and other sensitive data could lead to lawsuits, class actions, group actions and other legal proceedings brought by individuals or companies that could result in material liability, defense costs and monetary and injunctive rewards and settlements.
If our solutions fail to perform properly or if they contain technical defects, our reputation would be harmed, our market share would decline and we could be subject to product liability claims.
Our cloud-based software may contain undetected errors or defects that may result in product failures, misleading reports or otherwise cause our solutions to fail to perform in accordance with customer expectations. Because our customers use our solutions for important aspects of their business, any errors or defects in, or other performance problems with, our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, we could lose future sales, our existing subscription customers could elect to not renew or, in certain circumstances, terminate their agreements with us. Product performance problems could result in loss of market share, failure to achieve market acceptance and the diversion of development resources. If one or more of our solutions fail to perform or contain a technical defect, a customer may assert a claim against us for substantial damages, whether or not we are responsible for our solutions’ failure or defect. Product liability claims could require us to spend significant time and money in litigation or arbitration/dispute resolution or to pay significant settlements or damages.
Our news distribution service is a trusted information source, and our customers rely on our email services to communicate with journalists, social media influencers, and their customers and members. To the extent we were to distribute an inaccurate or fraudulent press release or our customers used our services to transmit negative messages or website links to harmful applications, reproduce and distribute copyrighted and trademarked material without permission, or report inaccurate or fraudulent data or information, our reputation could be harmed, even though we are not responsible for the content distributed via our services.
We have incurred operating losses in the past and may incur operating losses in the future.
We have incurred operating losses in the past and we may incur operating losses in the future. In 2017, we had operating income of  $38.0 million. Prior to 2017, we had operating losses of  $19.6 million in 2016 and $27.6 million in 2015. We expect our operating expenses to increase as we continue to expand our operations, and if our increased operating expenses exceed our revenue growth, we may not be able to generate operating income.
Our ability to use net operating loss carryforwards to reduce future tax payments may be subject to limitations.
As of December 31, 2017, we had federal and state net operating loss carryforwards of  $134.1 million. The federal and state net operating loss carryforwards will begin to expire, if not utilized, beginning in 2031. These net operating loss carryforwards could expire unused and be unavailable to offset future income tax liabilities. Under the newly enacted federal income tax law, federal net operating losses generated in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), its ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. If we undergo an ownership change, we may be limited in the portion of net operating loss carryforwards that we can use in the future to offset taxable income for U.S. Federal and state income tax purposes and the utilization of other tax attributes to reduce our federal and state income tax expense.
If we are required to collect sales and use or other taxes on our solutions, we may be subject to liability for past sales and our business, financial condition and results of operations may be adversely affected.
Taxing jurisdictions, including state and local entities, have differing rules and regulations governing sales and use or other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our subscription services and e-commerce transactions in general in various jurisdictions is a complex and evolving issue. In addition, the U.S. Supreme Court’s recent decision in South Dakota v. Wayfair, Inc. may increase that risk by increasing states’ ability to assert taxing jurisdiction on out-of-state retailers. It is possible that we could face sales tax audits and an assertion that we should be collecting sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes. The imposition of Internet usage taxes or enhanced enforcement of sales tax laws could result in substantial tax liabilities for past sales or could have an adverse effect on our business, financial condition and results of operations.
Our international operations subject us to risks inherent in doing business on an international level, any of which could increase our costs and hinder our growth.
The operations of our non-U.S. business are subject to the risk inherent in international operations. Our expansion into lower cost locations may increase operational risk. Some of these economies may be subject to greater political, economic and social uncertainties than countries with more developed institutional structures. Political, economic or social events or developments in one or more of these countries could adversely affect our operations and financial results.
We operate a global business. For the year ended December 31, 2017, approximately 35% of our revenue was derived from Europe (including the United Kingdom), Canada, Asia and Latin America. We are subject to certain adverse economic factors relating to overseas economies generally, including foreign currency fluctuation, inflation, external debt, a negative balance of trade and underemployment. Risks associated with our international business activities include:
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difficulties in managing international operations, including overcoming logistical and communications challenges;

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local competition;

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trade and tariff restrictions;

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price or exchange controls;

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currency control regulations;

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foreign tax consequences;

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labor disputes and related litigation and liability;

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limitations on repatriation of earnings;

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compliance with foreign laws and different legal standards; and

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changing laws and regulations, occasionally with retroactive effect.

The occurrence of any one of these risks could negatively affect our international operations and, consequently, our results of operations generally.
We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations which can harm our business.
We are subject to U.S. export control and economic sanctions laws and regulations and other restrictions on international trade. As such, we are required to export our technology, products, and services in compliance with those laws and regulations. If we export our technology, products, or services, the exports may require authorizations, including a license, a license exception or other appropriate government authorization. Complying with export control and economic and trade sanctions regulations for a particular transaction may be time-consuming and may result in the delay or loss of sales opportunities. In addition, the United States and other governments and their agencies impose sanctions and embargoes on certain countries, their governments and designated parties, which may prohibit the export of certain technology, products, and services to such persons altogether.
We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act, the USA PATRIOT Act, the United Kingdom Bribery Act 2010, the Proceeds of Crime Act 2002, and possibly other state and national anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, third-party intermediaries, and other associated persons from authorizing, promising, offering, providing, soliciting, or accepting directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We have direct or indirect interactions with officials and employees of government agencies. We can be held liable for the corrupt or other illegal activities of our employees, representatives, contractors, business partners, and agents, even if we do not explicitly authorize or have actual knowledge of such activities.
Any violation of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.
Our reputation could be damaged or our profitability could suffer if we do not meet the controls and procedures in respect of the services and solutions we provide to our customers, or if we contribute to our customers’ internal control deficiencies.
Our customers may perform audits or require us to perform audits, provide audit reports or obtain certifications with respect to the controls and procedures that we use in the performance of services for such customers, especially when we process data or information belonging to them. Our ability to acquire new customers and retain existing customers may be adversely affected and our reputation could be harmed if we cannot obtain an appropriate certification or opinion with respect to our controls and procedures in connection with any such audit in a timely manner. Additionally, our profitability could suffer if our controls and procedures were to fail or to impair our customers’ ability to comply with their own internal control requirements.
We may dispose of or discontinue existing products and services, which may adversely affect our business, financial condition and results of operations.
We continually evaluate our various products and services in order to determine whether any should be discontinued or, to the extent possible, divested. We cannot guarantee that we have correctly forecasted, or will correctly forecast in the future, the right products or services to dispose of or discontinue, or that our decision to dispose of or discontinue various investments, products or services is prudent. There are no assurances that the discontinuance of various products or services will reduce our operating expenses or will not cause us to incur material charges with such a decision. The disposal or discontinuance of existing solutions presents various risks, including, but not limited to the inability to find a purchaser for a product or service or the purchase price obtained will not be equal to at least the book value of the net assets for the product or service, managing the expectations of, and maintaining good relations with, our customers who previously purchased discontinued solutions, which could prevent us from selling other products to them in the future. We may also incur other significant liabilities and costs associated with our disposal or discontinuance of solutions, including, but not limited to employee severance costs and excess facilities costs, all of which could have an adverse effect on our business, financial condition and results of operations.
The loss of key personnel or of our ability to attract, recruit, retain and develop qualified employees could adversely affect our business, financial condition and results of operations.
Our success depends upon the continued services of our senior management and other key personnel who have substantial experience in the PR software and services industry and the markets in which we offer our services. In addition, our success depends in large part upon the reputation within the industry of our senior managers. Further, in order for us to continue to successfully compete and grow, we must attract, recruit, develop and retain personnel, including key executives of organizations we acquire, who will provide us with expertise across the entire spectrum of our intellectual capital needs. Our success also depends on the skill and experience of our sales force, which we must continuously work to maintain. While we have a number of key personnel who have substantial experience with our operations, we must also develop our personnel to provide succession plans capable of maintaining the continuity of our operations. The market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.
Failure to retain or attract key personnel could impede our ability to grow and could result in our inability to operate our business profitably. In addition, contractual obligations related to confidentiality, assignment of intellectual property rights, and non-solicitation may be ineffective or unenforceable and departing employees may share our proprietary information with competitors in ways that could adversely impact us, or seek to solicit customers or recruit our key personnel to competing businesses.
Labor disruptions could materially adversely affect our business, financial condition and results of operations.
As of December 31, 2017, we had approximately 3,500 global employees, with approximately 1,400 employees located in the United States and 2,100 employees located internationally. In various countries, local law requires our participation in works councils, and we have approximately 500 employees working under collective bargaining agreements. While we have not experienced any material work stoppages at any of our facilities, any stoppage or slowdown could cause material interruptions in our business, and we cannot assure you that alternate qualified personnel would be available on a timely basis, or at all. As a result, labor disruptions at any of our locations could materially adversely affect our business, financial condition and results of operations.
Natural disasters and other events beyond our control could adversely affect us.
Natural disasters or other catastrophic events may cause damage or disruption to our operations, our servers and data centers and the global economy, and thus could have a strong negative effect on us. Our business operations and our servers and data centers are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to continue operations, and could decrease demand for our platform. Our primary data centers are located in Chicago, IL, Sterling, VA, Piscataway, NJ, Raleigh, NC, Paris, France and London, UK, making our business particularly susceptible to natural disasters in those areas as well as in areas where our third-party data centers are located. Any natural disaster affecting our data centers could have an adverse effect on our financial condition and operating results.
Political uncertainty, political unrest or terrorism could adversely affect business conditions in those regions, which in turn could disrupt our business and adversely impact our results of operations and financial condition.
We conduct business in countries and regions that are vulnerable to disruptions from political uncertainty, political unrest or terrorist acts. Any damage or disruption from political uncertainty, political unrest or terrorist acts would damage our ability to provide services, in whole or in part, and/or otherwise damage our operations and could have an adverse effect on our business, financial condition or results of operations. Further, political tensions and escalation of hostilities could adversely affect our operations in these countries and therefore adversely affect our revenues and results of operations. Terrorist attacks and other acts of violence or war could affect us or our clients by disrupting normal business practices for extended periods of time and reducing business confidence. In addition, acts of violence or war may make travel more difficult and may effectively curtail our ability to serve our clients’ needs, any of which could adversely affect our results of operations.

Trends in print news and media readership could have a material adverse effect on our financial performance.
The volume of content from print news sources has declined in recent years, which has reduced the volume of print news stories delivered through our content offerings. This has largely been driven by a decline in print media readership which has in turn seen a reduction in media publisher revenue and journalist numbers associated with media such as print newspapers. If the volume of content continues to decline (e.g., because of further reductions in journalist numbers by print media publishers), and if we are unable to offset this decline with our current and/or future other software and services, our future financial performance could be adversely affected.
The development of self-service media intelligence offerings and related technology could have a material adverse effect on our business.
The proliferation of digital, free-to-access news content has led to the introduction of low-cost or free self-service media intelligence offerings. Moreover, our insights group provides human-generated media intelligence analysis and consultation to some of our larger customers. More efficient or cost-effective technology that replaces the need for such human-generated analysis could have an adverse effect on our business. Our future financial performance could be affected by customers adopting these low-cost, self-service media intelligence platforms and technologies.
Decisions to declare future dividends on our ordinary shares will be at the discretion of our board of directors based upon a review of relevant considerations. Accordingly, there can be no guarantee that we will pay future dividends to our shareholders.
Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the board of directors and subject to certain limitations set forth in the agreements governing our credit facilities. The board’s determination to declare dividends will depend upon our profitability and financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that the board deems relevant. Based on an evaluation of these factors, the board of directors may determine not to declare future dividends at all or to declare future dividends at a reduced amount. Accordingly, there can be no guarantee that we will pay future dividends to our shareholders.
You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States.
Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Law of the Cayman Islands (2018 Revision) (the “Companies Law”) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands have a less exhaustive body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. As a result, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are a Cayman Islands company and a portion our assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us in the United States in the event that you believe that your rights have been infringed under U.S. federal securities laws or otherwise. It may not be possible to enforce certain court judgments obtained in the United States against us (or our directors or officers) in the Cayman Islands. We have been advised that there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, and such matters are governed by the common law of the Cayman Islands. Uncertainty exists as to whether the courts of the Cayman Islands would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. We are further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, will ordinarily be recognized and enforced in the courts of the Cayman Islands without re-examination of the merits, at common law.
Our business may be adversely affected by third-party claims, including by governmental bodies, regarding the content and advertising distributed through our service.
We rely on our customers to secure the rights to redistribute content over the Internet, and we do not screen the content that is distributed through our service. There is no assurance that our customers have licensed all rights necessary for distribution, including Internet distribution. Other parties may claim certain rights in the content of our customers. In the event that our customers do not have the necessary distribution rights related to content or otherwise distribute illegal content, although we have made efforts to limit our liability we may be required to cease distributing such content or subject to lawsuits and claims of damages for infringement of such rights. Any claims or investigations could adversely affect our business, financial condition and results of operations.
Risks Related to this Offering, our Finances and Capital Structure and Ownership of our Ordinary Shares
We have and will continue to have high levels of indebtedness.
As of June 30, 2018, we had no outstanding borrowings and $1.1 million of outstanding letters of credit under our current revolving credit facility (the “2017 Revolving Credit Facility”) and $1,277.0 million outstanding under our first lien term loan facility (the “2017 First Lien Term Credit Facility” and together with the 2017 Revolving Credit Facility, the “2017 First Lien Credit Facility”). Because borrowings under our 2017 Revolving Credit Facility bear interest at variable rates, any increase in interest rates on debt that we have not fixed using interest rate hedges will increase our interest expense, reduce our cash flow or increase the cost of future borrowings or refinancings. Our indebtedness could have important consequences to our investors, including, but not limited to:
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increasing vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

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requiring the dedication of a substantial portion of cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

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limiting flexibility in planning for, or reacting to, changes in its business and the competitive environment; and

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limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

Other than variable rate debt, we believe our business has relatively large fixed costs and low variable costs, which magnifies the impact of revenue fluctuations on our operating results. As a result, a decline in our revenue may lead to a relatively larger impact on operating results. A substantial portion of our operating expenses will be related to personnel costs, regulation and corporate overhead, none of which can be adjusted quickly and some of which cannot be adjusted at all. Our operating expense levels will be based on our expectations for future revenue. If actual revenue is below management’s expectations, or if our expenses increase before revenues do, both revenues less transaction-based expenses and operating results would be materially and adversely affected. Because of these factors, it is possible that our operating results or other operating metrics may fail to meet the expectations of stock market analysts and investors. If this happens, the market price of our ordinary shares may be adversely affected.
The credit agreement in respect of our 2017 First Lien Credit Facility contains a change of control provision that could require us to amend or refinance our indebtedness.
The credit agreement in respect of our 2017 First Lien Credit Facility provides that an event of default will occur upon specified change of control events, which include Cision ceasing to beneficially own directly or indirectly all of the voting equity interests of certain credit parties thereunder. In addition, a change of control event occurs if any person or group beneficially owns directly or indirectly a majority of our voting equity interests (other than the Sponsor and certain other specified persons). Although we do not currently anticipate that any such person will beneficially own a majority of the ordinary shares prior to our amendment or refinancing of this indebtedness, no person is contractually obligated to retain the ordinary shares it holds. If we are unable to amend these agreements or refinance this indebtedness, we will be limited in our ability to issue additional equity to any person which would acquire a majority of ordinary shares following such issuance and will need to rely on other sources of financing, including additional borrowings.
Our ability to pay dividends in the future will be subject to our subsidiaries’ ability to distribute cash to us.
We do not anticipate that our board of directors will declare dividends in the foreseeable future. If we decide to declare dividends in the future, as a holding company, we will require dividends and other payments from our subsidiaries to meet such cash requirements. Our credit agreements place certain contractual restrictions on our subsidiaries’ ability to make distributions to us. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Overview,” which is incorporated by reference herein, for a discussion of our credit facilities’ restrictions on our subsidiaries’ ability to make distributions to us. In addition, minimum capital requirements may indirectly restrict the amount of dividends paid upstream, and repatriations of cash from our subsidiaries may be subject to withholding, income and other taxes in various applicable jurisdictions. If our subsidiaries are unable to distribute cash to us and we are unable to pay dividends, our ordinary shares may become less attractive to investors and the price of our ordinary shares may become volatile.
Future changes to tax laws could adversely affect us.
The U.S. government, the Organisation for Economic Co-operation and Development and other governmental agencies in jurisdictions where we do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of  “base erosion and profit shifting,” where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which we do business could change on a prospective or retroactive basis, and any such changes could adversely affect us.
The withdrawal of the U.K. from the European Union (commonly referred to as Brexit) may cause an increase in our taxes including withholding taxes on repatriation of cash from jurisdictions that are members of the European Union to or through any of our U.K. subsidiaries as a result of the U.K. no longer being entitled to benefits provided by the European Union directives.
The so called “anti-inversion” rules under U.S. federal tax law may impose adverse consequences or apply limitations on our ability to engage in future acquisitions.
Under Section 7874 of the Code, if, following an acquisition of a U.S. corporation by a foreign corporation, at least 80% of the acquiring foreign corporation’s stock by (vote and value) is considered to be held by former shareholders of the U.S. corporation by reason of holding stock of such U.S. corporation then the acquiring corporation could be treated as a U.S. corporation for U.S. federal tax purposes even though it is a corporation created and organized outside the United States.
In addition, following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions if the shareholders of the acquired U.S. corporation hold at least 60% (but less than 80%), by either vote or value, of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. corporation, and certain other conditions are met. The 2017 Tax Cuts and Jobs Act introduced an additional minimum tax under Section 59A of the Code imposed on certain “base eroding” payments that reduce gross receipts made to a “surrogate foreign corporation” under Section 7874 of the Code.
Because Cision is a non-U.S. corporation, Section 7874 of the Code and the regulations thereunder may apply with respect to potential future acquisitions of U.S. corporations by Cision. As a result, these rules may impose adverse consequences or apply limitations on our ability to engage in future acquisitions.
If we are characterized as a passive foreign investment company for U.S. federal income tax purposes, our U.S. shareholders may suffer adverse tax consequences.
If 75% or more of our gross income in a taxable year, including our pro-rata share of the gross income of any company, U.S. or foreign, in which we are considered to own, directly or indirectly, 25% or more of the shares by value, is passive income, then we will be a passive foreign investment company, or “PFIC,” for U.S. federal income tax purposes. Alternatively, we will be considered to be a PFIC if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value and including our pro-rata share of the assets of any company in which we are considered to own, directly or indirectly, 25% or more of the shares by value, are held for the production of, or produce, passive income. Once treated as a PFIC, for any taxable year, a foreign corporation will generally continue to be treated as a PFIC for all subsequent taxable years for any shareholder who owned shares of the foreign corporation when it was treated as a PFIC. If we were to be a PFIC, and a U.S. holder does not make an election to treat us as a “qualified electing fund,” or QEF, or a “mark-to-market” election, “excess distributions” to a U.S. holder, and any gain recognized by a U.S. holder on a disposition of our ordinary shares, would be taxed in an unfavorable way. Among other consequences, our dividends, to the extent that they constituted excess distributions, would be taxed at the regular rates applicable to ordinary income, rather than the 20% maximum rate applicable to certain dividends received by an individual from a qualified foreign corporation, and certain “interest” charges may apply. In addition, gains on the sale of our ordinary shares would be treated in the same way as excess distributions.
The tests for determining PFIC status are applied annually and it is difficult to make accurate predictions of future income and assets, which are relevant to the determination of PFIC status. In addition, under the applicable statutory and regulatory provisions, it is unclear whether we would be permitted to use a gross loss from sales (sales less cost of goods sold) to offset our passive income in the calculation of gross income. Although we do not expect that we will be a PFIC in the future, in light of the periodic asset and income tests applicable in making this determination, no assurance can be given that we will not become a PFIC. If we do become a PFIC in the future, U.S. holders who hold ordinary shares during any period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC, subject to exceptions for U.S. holders who made a timely QEF or mark-to-market election, or certain other elections. We do not currently intend to prepare or provide the information that would enable our shareholders to make a QEF election.
Accordingly, our shareholders are urged to consult their tax advisors regarding the application of PFIC rules.
We incur increased costs and obligations as a result of being a public company.
As a publicly traded company, we incur significant legal, accounting and other expenses that we were not required to incur as a privately held company, particularly after we cease to be an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, as amended (the “JOBS Act”). In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that our board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.
Furthermore, the maintenance of the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. As of June 30, 2018, our management has concluded that we did not maintain effective controls over the preparation and review of the income tax provision and related current and deferred income tax accounts. Specifically, a deficiency in the design of our controls did not ensure that the information used to prepare the income tax provision and related current and deferred income tax accounts was complete and accurate. Accordingly, management determined that the control deficiency represented a material weakness in our internal control over financial reporting as of June 30, 2018. In May 2018, our management also noted that we failed to include in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017 certain information relating to director compensation required by Item 11 of Form 10-K. For more information, see the section entitled “Item 9A. Controls and Procedures — Disclosure Controls and Procedures” in Amendment No. 2 to our Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement. We have made, and will continue to make, enhancements to our internal controls and disclosure controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.
For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We will cease to be an “emerging growth company” as of December 31, 2018 as a result of our public float exceeding $700.0 million as of June 30, 2018.
We are currently controlled by Cision Owner, whose interests may conflict with yours. Even if Cision Owner’s ownership of our ordinary shares falls below a majority, it may continue to be able to strongly influence or effectively control our decisions. This concentration of ownership of our ordinary shares may prevent you and other shareholders from influencing significant decisions.
Cision Owner currently beneficially owns approximately 51.4% of our outstanding ordinary shares (including the Earn-Out Shares). Following this offering, we expect Cision Owner will hold approximately 43.1% of our ordinary shares (including the Earn-Out Shares), assuming no exercise by the underwriters of their option to purchase additional shares. As a result, we will cease to be a “controlled company” for the purposes of the New York Stock Exchange listing requirements. Even though Cision Owner’s beneficial ownership of our ordinary shares will fall below a majority as a result of this offering, it may continue to be able to strongly influence or effectively control our decisions. This concentration of ownership could limit the ability of other shareholders to influence corporate matters. Matters over which Cision Owner will continue to exercise significant influence, even after we cease to be a “controlled company,” include:
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the election of our board of directors and the appointment and removal of our officers;

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mergers and other business combination transactions requiring shareholder approval, including proposed transactions that would result in our shareholders receiving a premium price for their shares;

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other acquisitions or dispositions of businesses or assets;

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incurrence of indebtedness and issuance of equity securities;

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repurchase of ordinary shares and payments of dividends;

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the issuance of shares to management under our equity incentive plan; and

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amendments of the Articles or increases or decreases in the size of our board of directors.

Substantial future sales of our ordinary shares could cause our ordinary share price to decline.
The price of our ordinary shares could decline if there are substantial sales of our shares, particularly sales by our directors, executive officers and significant shareholders. After this offering, the selling shareholders will be subject to lock-up agreements with the underwriters that restrict their ability to sell any ordinary shares they continue to hold following this offering until 60 days after the date of this prospectus supplement. After the lock-up agreements expire, an additional 60,072,236 ordinary shares will be eligible for sale by the selling shareholders in the public market in a registered offering or pursuant to Rule 144, subject to certain limitations.
The underwriters may permit the selling shareholders to sell ordinary shares prior to the expiration of the restrictive provisions contained in the lock-up agreements. The market price of the ordinary shares could decline as a result of the sale of a substantial number of our ordinary shares in the public market, the availability of ordinary shares for sale or the perception in the market that the holders of a large number of ordinary shares intend to sell their ordinary shares. In addition, the sale of these ordinary shares by shareholders could impair our ability to raise capital through the sale of additional ordinary shares.
All of the shares beneficially owned by Cision Owner are currently subject to an effective registration statement, of which this prospectus supplement is a part, and the remaining shares thereunder may be sold or distributed at any time or from time to time by Cision Owner, subject to the lock-up agreement related to this offering.
As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our ordinary shares less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to take advantage of such extended transition period for as long as we remain an “emerging growth company.” We will cease to be an “emerging growth company” as of December 31, 2018. We cannot predict if investors will find our ordinary shares less attractive because we currently rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active market for our ordinary shares and our share price may be more volatile.
If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.
If we fail to maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and hurt our reputation and could thereby impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for listing of our ordinary shares on a national securities exchange.

The price of our ordinary shares may be volatile.
The price of our ordinary shares may fluctuate due to a variety of factors, including:
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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in industry;

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mergers and strategic alliances in the industry in which we operate;

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market prices and conditions in the industry in which we operate;

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changes in government regulation;

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potential or actual military conflicts or acts of terrorism;

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the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

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announcements concerning us or our competitors; and

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the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ordinary shares, regardless of our operating performance.
Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ordinary shares.
We currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our ordinary shares could be adversely affected.
We may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Cision’s ordinary shares.
We may issue an aggregate of 6,000,000 ordinary shares to Cision Owner upon achievement of milestone targets, of which (i) 2,000,000 were issued on November 3, 2017 and (ii) 2,000,000 will be issued promptly because, as of September 10, 2018, the closing ordinary share price exceeded $16.00 for any period of 20 trading days out of 30 consecutive trading days. We will issue the remaining 2,000,000 ordinary shares to Cision Owner for no additional consideration if our closing ordinary share price exceeds $19.00 for any period of 20 trading days out of 30 consecutive trading days on or prior to June 29, 2022. Our issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:
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our existing shareholders’ proportionate ownership interest will decrease;

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the amount of cash available per share, including for payment of dividends in the future, may decrease;

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the relative voting strength of each previously outstanding common share may be diminished; and

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the market price of our ordinary shares may decline.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of our shareholders.
Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions, including, among other things:
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provisions that authorize our board of directors, without action by our shareholders, to issue additional ordinary shares and preferred shares with preferential rights determined by our board of directors;

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provisions that permit only a majority of our board of directors, the chairman of our board of directors or, for so long as Cision Owner beneficially and its affiliates own at least 10% of our ordinary shares, Cision Owner to call shareholder meetings and therefore do not permit shareholders to call shareholder meetings;

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provisions that impose advance notice requirements, minimum shareholding periods and ownership thresholds, and other requirements and limitations on the ability of shareholders to propose matters for consideration at shareholder meetings; provided, however, at any time when Cision Owner beneficially owns, in the aggregate, at least 5% of our ordinary shares, such advance notice procedure will not apply to it; and

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a staggered board whereby our directors are divided into three classes, with each class subject to retirement and re-election once every three years on a rotating basis.

These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. With our staggered board of directors, at least two annual meetings of shareholders will generally be required in order to effect a change in a majority of our directors. Our staggered board of directors can discourage proxy contests for the election of our directors and purchases of substantial blocks of our shares by making it more difficult for a potential acquirer to gain control of our board of directors in a relatively short period of time.

Use of Proceeds
We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders, including the shares to be sold by the selling shareholders if the underwriters exercise their option to purchase additional shares. We will pay the expenses of the selling shareholders in connection with this offering, other than underwriting discounts and commissions, pursuant to the terms of that certain Registration Rights Agreement, dated June 29, 2017, by and among Cision and the selling shareholders.

Capitalization
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2018 on a historical basis. This table should be read in conjunction with the information provided in “Summary Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying base prospectus.
As of June 30, 2018
Cash and cash equivalents	$82,967
Long-term debt:
Credit Facilities (including current portion):
2017 First Lien Credit Facility(1)	$1,276,984
Unamortized debt discount and issuance costs	(45,134)
Total long-term debt	1,231,850
Shareholders’ equity:
Ordinary shares	13
Additional paid-in-capital	794,165
Accumulated other comprehensive loss	(53,428)
Accumulated deficit	(428,281)
Total shareholders’ equity	312,469
Total capitalization	$1,544,319

(1)
As of June 30, 2018, we had $1.1 million in outstanding letters of credit under the 2017 Revolving Credit Facility, and we had $73.9 million available for borrowing, subject to certain limitations.

Selling Shareholders
The following table sets forth, as of September 10, 2018: (i) the number of our ordinary shares held of record or beneficially owned by the selling shareholders as of such date; and (ii) the number of our ordinary shares offered by the selling shareholders in this offering. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 130,713,555 of our ordinary shares issued and outstanding as of September 10, 2018. This amount excludes the 2,000,000 Earn-Out Shares to be issued to Cision Owner. Such shares are included for the purposes of determining Cision Owner’s beneficial ownership. See footnote (2) to the following table.
Except as indicated in footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such selling shareholder. All of our executive officers other than Yujie Chen and Gregg Spratto hold equity interests in Cision Owner pursuant to the Cision Owner Partnership Agreement and, as a result, may receive a portion of the proceeds from the sale of the ordinary shares by Cision Owner on account of their equity interest therein. For more information, see the section incorporated by reference herein entitled “Executive Compensation” of Amendment No. 2 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2018. The foregoing persons have neither a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner.
	Shares owned prior to this offering(1)		To be sold in offering (no exercise of underwriters’ option)	Shares owned following offering (no exercise of underwriters’ option)		To be sold in offering (full exercise of underwriters’ option)	Shares owned following offering (full exercise of underwriters’ option)
Name of selling shareholder	Number	Percentage		Number	Percentage		Number	Percentage
Cision Owner	68,192,212(2)	51.4%	11,044,991	57,147,221	43.1%	12,701,740	55,490,472	41.8%
Capitol Acquisition Management 3 LLC	4,410,018(3)	3.4%	715,599	3,694,419	2.8%	822,939	3,587,079	2.8%
Capitol Acquisition Founder 3 LLC	1,470,006(4)	1.1%	239,410	1,230,596	*	275,321	1,194,685	*

*
Indicates less than 1%.

(1)
Shows beneficial ownership. “Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

(2)
Includes the 2,000,000 Earn-Out Shares, which Cision became entitled to receive on September 10, 2018. See “Prospectus Supplement Summary — Recent Developments.” Excludes 2,000,000 additional ordinary shares issuable to Cision Owner upon achievement of a certain milestone targets. Voting and dispositive power with respect to the ordinary shares held by Cision Owner is exercised by its general partner, Canyon Partners, Ltd., which is controlled by a majority vote of its 10-member board of directors (“Canyon Board of Directors”). GTCR Investment X AIV Ltd. (“GTCR AIV”) as the sole shareholder of Canyon Partners, Ltd. may be deemed to share voting and dispositive power over the ordinary shares held by Cision Owner. GTCR AIV is managed by a ten-member board of Directors (the “AIV Board of Directors”) comprised of Mark M. Anderson, Craig A. Bondy, Philip A. Canfield, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine A. Mihas, Collin E. Roche, Lawrence C. Fey IV and Benjamin J. Daverman. Each of the foregoing entities and the individual members of each of the Canyon Board of Directors and the AIV Board of Directors disclaim beneficial ownership of the shares held of record by Cision Owner except to the extent of his, her or its pecuniary interest.

(3)
Capitol Acquisition Management 3 LLC (“CAM 3”) is managed by its sole member. Mark D. Ein, as sole member of CAM 3, exercises voting and dispositive power over the ordinary shares held by CAM 3. Mr. Ein is a director of the Company, and also beneficially owns 11,865 shares held of record by Leland Investments, Inc., an entity controlled by Mr. Ein, which are included in the number of shares beneficially owned by CAM 3 in the table above. Mr. Ein disclaims beneficial ownership of the ordinary shares held of record by CAM 3 except to the extent of his pecuniary interest therein. The address for CAM 3 is 509 7th Street NW, Washington, District of Columbia 20004.

(4)
Capitol Acquisition Founder 3 LLC (“CAF 3”) is managed by its managing member. L. Dyson Dryden, as managing member of CAF 3, exercises voting and dispositive power over the ordinary shares held by CAF 3. Mr. Dryden is a director of the Company. Mr. Dryden disclaims beneficial ownership of the ordinary shares held of record by CAF 3 except to the extent of his pecuniary interest therein. The address for CAF 3 is 305 West Pennsylvania Avenue, Towson, Maryland 21204.

For a discussion of certain transactions and relationships between us and the selling shareholders, see “Selling Shareholders” beginning on page 12 of the accompanying prospectus.

Material Tax Consequences
Material Cayman Islands Tax Consequences
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under the laws of your country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, being 17 May 2017, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to any person holding shares or debentures of the Company, in respect of any such property or income.
Material U.S. Federal Income Tax Consequences
Subject to the limitations and qualifications stated herein, this discussion sets forth a summary of material U.S. federal income tax consequences to holders (as defined below) of the purchase, ownership and disposition of the ordinary shares. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. We cannot assure you that a change in law will not alter significantly the tax consequences described in this summary. We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of our ordinary shares that differ from those discussed below.
The discussion of holders’ tax consequences addresses only those persons that acquire their ordinary shares in this offering and that hold those ordinary shares as capital assets (generally, property held for investment) and does not address the tax consequences to any special class of holder, including without limitation, holders of  (directly, indirectly or constructively) 10% or more of the ordinary shares, dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons holding ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, certain U.S. expatriates, persons who acquired ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons subject to special tax accounting rules as a result of gross income with respect to the ordinary shares being taken into account in an applicable financial statement, investment funds and their investors, and U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or foreign tax laws on a holder of ordinary shares.
U.S. Federal Income Tax Consequences to U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

If a partnership or any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners in partnerships that hold our ordinary shares should consult their tax advisors.
If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction and any applicable tax treaty in light of your particular circumstances.
Dividends and Other Distributions
As described in the section titled “Dividends” in this prospectus supplement we do not currently anticipate that we will pay any cash dividends on our ordinary shares for the foreseeable future. However, subject to the discussion below on the passive foreign investment company rules, if we do make distributions of cash or other property in respect of our ordinary shares, the U.S. dollar amount of the gross amount of any such distribution will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income will be includable in your gross income on the day actually or constructively received by you. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of your tax basis in your ordinary shares, and then, to the extent such excess amount exceeds your tax basis in your ordinary shares, as capital gain. The Company, however, may not calculate earnings and profits in accordance with U.S. federal tax principles. In that case, the Company intends to treat the full amount of any distribution by the Company to U.S. Holders as a dividend for U.S. federal income tax purposes. U.S. Holders of the ordinary shares that are corporations generally will not be entitled to claim a “dividends received deduction” with respect to dividends paid on the ordinary shares.
Dividends received by a non-corporate U.S. Holder, including an individual, may qualify for the lower rates of tax applicable to “qualified dividend income,” provided that (1) our ordinary shares are readily tradable on an established securities market in the United States and (2) we are not a passive foreign investment company for our taxable year in which the dividend is paid and the preceding taxable year. Under a published IRS Notice, common or ordinary shares are considered to be readily tradable on an established securities market in the United States if they are listed on the New York Stock Exchange, as our ordinary shares are. Accordingly, subject to the passive foreign investment company risk discussed below (see “— Passive Foreign Investment Company”), dividends paid to a non-corporate U.S. Holder with respect to ordinary shares for which the requisite holding period is satisfied should be eligible for the preferential tax rates applicable to qualified dividend income.
Even if dividends would otherwise be eligible for the preferential tax rates applicable to qualified dividend income, a noncorporate U.S. Holder will not be eligible for the reduced rates of taxation if the non-corporate U.S. Holder does not hold our Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or if the noncorporate U.S. Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends of a qualified foreign corporation if the non-corporate U.S. Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.
You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ordinary shares, as well as the effect of any change in applicable law.
Disposition of the Ordinary Shares
You will recognize gain or loss on a sale or exchange of our ordinary shares in an amount equal to the difference between the amount realized (in U.S. dollars) on the sale or exchange and your tax basis (in U.S. dollars) in the ordinary shares. Subject to the passive foreign investment company rules discussed below, such gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual, that has held the ordinary shares for more than one year at the time of the sale or exchange, you will be eligible for reduced tax rates with respect to such gain. The deductibility of capital losses is subject to limitations.
Any gain or loss that you recognize on a disposition of our ordinary shares generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes. You should consult your own tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.
Passive Foreign Investment Company
Based on the value of our assets and the composition of our income and assets, we do not believe we were treated as a passive foreign investment company, or PFIC, for U.S. federal income purposes for our taxable year ended December 31, 2017. However, the determination of PFIC status is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. Accordingly, we cannot assure you that we will not be treated as a PFIC for our current taxable year ending December 31, 2018, or for any future taxable year, or that the IRS will not take a contrary position. Kirkland & Ellis LLP, our U.S. tax counsel, therefore expresses no opinion with respect to our PFIC status for any taxable year.

A non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes for any taxable year if, applying applicable look-through rules, either:
•
at least 75% of its gross income for such year is passive income; or

•
at least 50% of the value of its assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

For these purposes, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% by value of the stock. Subject to various exceptions, passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person).
We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any taxable year during which you hold ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which you hold the ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares, as applicable.
If we are or become a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the preferential tax rates discussed above with respect to dividends paid to non-corporate U.S. Holders would not apply. In addition, if we are a PFIC for any taxable year during which you hold ordinary shares, in the absence of a “qualifying electing fund” election (which, as noted below, will not be available to you), you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other year will be subject to the highest ordinary income tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.
Under attribution rules, if we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in the proportion that the value of the ordinary shares you own bears to the value of all of our ordinary shares, and you may be subject to the rules described in the preceding paragraphs with respect to the shares of such lower-tier PFICs you are deemed to own. You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.
In certain circumstances, a U.S. Holder of shares in a PFIC may avoid the adverse tax consequences described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to your ordinary shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Alternatively, a U.S. Holder of  “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock to elect out of the tax treatment discussed above. If you make a valid mark-to-market election for the ordinary shares you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make such an election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the preferential tax rate discussed above under “— Dividends and Other Distributions” would not apply.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities, or regularly traded, on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ordinary shares are listed on the New York Stock Exchange, which is a qualified exchange or other market for these purposes. Consequently, as long as our ordinary shares are regularly traded, the mark-to-market election would be available to a holder of our ordinary shares if we become a PFIC. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments.
If you hold ordinary shares in any year in which we are a PFIC, you will also be subject to annual information reporting requirements.
The PFIC rules are complex, and you should consult your own tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the availability, application and consequences of the elections discussed above.
Information Reporting and Backup Withholding
Unless an exception applies, information reporting to the IRS generally will be required with respect to payments on the ordinary shares and proceeds of the sale, exchange, redemption or other disposition of the ordinary shares paid to U.S. Holders, other than corporations and other exempt recipients. Backup withholding, currently at the rate of 24%, may apply to those payments if such a holder fails to provide an accurate taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.
In addition, certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the ordinary shares), or who have a beneficial interest in or signatory authority over certain foreign financial accounts, are required to report information relating to such assets or accounts, subject to certain exceptions.
You should consult your own tax advisor regarding the application of the information reporting and backup withholding requirements to your particular situation.

Information with Respect to Foreign Financial Assets
U.S. Holders who are individuals or certain entities generally will be required to report our name, address and such information relating to an interest in the ordinary shares as is necessary to identify the class or issue of which your ordinary shares are a part. These requirements are subject to exceptions, including an exception for ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed $50,000.
U.S. Holders should consult their tax advisors regarding the application of these information reporting rules.
Medicare Tax
Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets for taxable years beginning after December 31, 2012. Each U.S. Holder that is an individual, estate or trust should consult its own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of ordinary shares.
Potential purchasers of our ordinary shares are urged to consult their own tax advisors to determine the U.S. federal, state, local, and non-U.S. income, estate, and other tax and tax treaty considerations of purchasing, owning and disposing of our ordinary shares.
U.S. Federal Income Tax Consequences to Non-U.S. Holders
Subject to the limitations stated above, the following description addresses certain material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares, that are expected to apply if you are a non-U.S. Holder of the ordinary shares. For these purposes, a non-U.S. Holder is a beneficial owner of the ordinary shares who is neither a U.S. Holder nor an entity that is treated as a partnership for U.S. federal income tax purposes.
Ownership and Disposition of Ordinary Shares
Dividends and Other Distributions
Dividends (including constructive dividends) paid or deemed paid to a non-U.S. Holder in respect to our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Any dividends paid on our ordinary shares that are effectively connected with a non-U.S. Holder’s U.S. trade or business (and if required by an applicable income tax treaty, attributable to a fixed base or permanent establishment maintained by the non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Disposition of the Ordinary Shares
Subject to the discussion below regarding backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our ordinary shares, unless:
•
the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, attributable to a fixed base or permanent establishment maintained by the non-U.S. Holder in the United States; or

•
the non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. Holder has timely filed a U.S. federal income tax return with respect to such losses.
Information Reporting and Backup Withholding
Backup withholding, currently at a 24% rate, may apply to distributions to a non-U.S. Holder of our ordinary shares unless the non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Underwriting
The selling shareholders are offering the ordinary shares described in this prospectus supplement through the underwriters named in the table below. We and the selling shareholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling shareholders have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares indicated in the following table:
Name	Number of shares
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Total	12,000,000

The underwriters are committed to purchase all of the ordinary shares offered by the selling shareholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of nondefaulting underwriters may also be increased or the offering may be terminated.
The underwriters initially propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of  $     per share. After the initial offering of the shares to the public, if all of the ordinary shares are not sold at the initial offering price of the ordinary shares, the offering price and other selling terms may be changed by the underwriters.
Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 1,800,000 additional ordinary shares from the selling shareholders. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to the selling shareholders per ordinary share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share
Total
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $    . In addition, we have agreed to reimburse the underwriters for expenses related to clearance of this offering with the Financial Industry Regulatory Authority, Inc.
A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We, our executive officers and directors, and the selling shareholders have agreed that, without the prior written consent of Deutsche Bank Securities Inc., we and they will not, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

•
file with the SEC a registration statement under the Securities Act relating to any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares or any such other securities.

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Deutsche Bank Securities Inc., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.
We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “CISN”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us and the selling shareholders that, pursuant to Regulation M of the Securities Act, they also may engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For additional information regarding the 2017 First Lien Credit Facility, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as incorporated by reference herein. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of securities may be made to the public in that Relevant Member State other than:
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to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

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in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.
In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of these securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal Matters
Selected legal matters as to U.S. law in connection with this offering will be passed upon for us by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with GTCR, LLC, which is an affiliate of Cision Owner. Certain legal matters relating to this offering will be passed upon for the underwriters by Cooley LLP, Palo Alto, California, as to U.S. legal matters, and Maples and Calder, as to Cayman Islands legal matters. The validity of the ordinary shares offered hereby has been passed upon for us by Walkers, Cayman Islands.
Experts
The financial statements of Cision Ltd. incorporated in the prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 and the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in the accompanying prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Capitol as of December 31, 2016 and 2015 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in the accompanying prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
Incorporation of Certain Information by Reference
We are incorporating by reference into this prospectus supplement certain documents that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents identified in the section of the accompanying prospectus titled “Incorporation by Reference.”
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.
Notwithstanding the statements in the foregoing paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
For more information on how to obtain these documents, see the sections titled “Incorporation by Reference” and “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS
76,072,236 Shares
CISION LTD.
Ordinary Shares
The selling shareholders may offer and sell and distribute from time to time 76,072,236 ordinary shares, par value $0.0001 per share. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. We are paying certain costs and expenses of the offerings covered by this prospectus. The selling shareholders are responsible for all discounts and selling commissions related to the offer and sale of their ordinary shares.
We will provide specific terms of any offering, including the price to the public of the ordinary shares, in supplements to this prospectus. The selling shareholders may sell or distribute the ordinary shares covered by this prospectus on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale and distribution, you should refer to the section entitled “Plan of Distribution.” The selling shareholders reserve the right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of ordinary shares. If any agents, dealers or underwriters are involved in the sale or distribution of any ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts. You should read this prospectus and any prospectus supplement before you make an investment decision.
The net proceeds to the selling shareholders from the sale or distribution of ordinary shares will also be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering. This prospectus may not be used to sell ordinary shares unless accompanied by a prospectus supplement.
Our registration of the ordinary shares covered by this prospectus does not mean that the selling shareholders will offer or sell any ordinary shares.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “CISN.” On August 10, 2018, the last sale of our ordinary shares as reported on the New York Stock Exchange was $15.90 per share.
Investing in our ordinary shares involves risks that are described in the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2018 (which document is incorporated by reference herein), any documents we file with the SEC that are incorporated by reference in this prospectus and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 24, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. In connection with the initial filing of the registration statement, we registered 102,255,099 ordinary shares, a portion of which shares have already been sold under this registration statement. Under this shelf process, the selling shareholders named in this prospectus may sell, from time to time, up to 76,072,236 of our ordinary shares through any means described in the section entitled “Plan of Distribution.”
This prospectus provides you with a general description of the securities the selling shareholders may offer. To the extent required by the Securities Act, we will provide a prospectus supplement that will contain specific information about the terms of each offering of securities made by the selling shareholders. For a more complete understanding of the offering of the securities, you should refer to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation By Reference.”
No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date, other than the date mentioned on the cover page of these documents even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
This prospectus is not an offer to sell or solicitation of an offer to buy these ordinary shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.
Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Cision” refer to Cision Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and its subsidiaries.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
Some of the information included or incorporated by reference in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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our estimates of the size of the markets for our products and services;

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the rate and degree of market acceptance of our products and services;

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the success of other technologies that compete with our products and services or that may become available in the future;

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the efficacy of our sales and marketing efforts;

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our ability to effectively scale and adapt our technology;

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our ability to identify and integrate acquisitions and technologies into our platform;

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our plans to continue to expand internationally;

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the performance and security of our services;

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our ability to maintain the listing of our securities on a national securities exchange;

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potential litigation involving Cision;

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our ability to retain and attract qualified employees and key personnel;

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our ability to maintain, protect and enhance our brand and intellectual property;

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general economic conditions; and

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the result of future financing efforts.

We caution you that the foregoing list may not contain all of the forward-looking statements included or incorporated by reference in this prospectus.
The forward-looking statements included or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, including the risk factors beginning on page 6 of this prospectus, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the date the statement was first made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information incorporated by reference herein, any related prospectus supplement, along with the financial statements and the related notes incorporated by reference in this prospectus and the information set forth under the headings “Risk Factors.” Unless the context requires otherwise, the words “Cision,” “we,” “company,” “us” and “our” refer to Cision Ltd. and its subsidiaries.
Overview
Cision is a leading global provider of PR software, media distribution, media intelligence and related professional services as measured by revenue estimates from Burton-Taylor International Consulting LLC. Public relations and communications professionals use our products and services to help manage, execute and measure their strategic PR and communications programs. We believe that Cision is an industry-standard SaaS solution for PR and marketing professionals and is deeply embedded in industry workflow.
We deliver a sophisticated, easy-to-use platform for communicators to reach relevant media influencers and craft compelling campaigns that impact customer behavior. With rich monitoring and analytics, Cision Communications Cloud™ (“C3”), a cloud-based platform that integrates each of our point solutions into a single unified interface, arms brands with the insights they need to link their earned media to strategic business objectives, while aligning it with owned and paid channels. This platform enables companies and brands to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace influence.
We have undergone a strategic transformation since GTCR’s initial investment in 2014, evolving into a PR and marketing software leader through a series of complementary acquisitions.
The acquisitions by our predecessor company of Cision and Vocus, Inc. (“Vocus”) in 2014 and their subsequent merger established the foundation of the core media database, monitoring and analysis business. Over the 12 months following this initial merger, we acquired Discovery Group Holdings Ltd. (“Gorkana”) to expand our global footprint and also completed acquisitions of Visible, Inc. (“Visible”) and Viralheat, Inc. (“Viralheat”) to enhance our social media functionality. The subsequent acquisition of PRN Group (“PR Newswire”) in 2016 added the depth and breadth of a global distribution network and making, we believe, Cision the only vendor with a comprehensive global solution for PR professionals. Following these acquisitions, in October 2016 we introduced our C3 platform. In the first quarter of 2017, we acquired Bulletin Intelligence, LLC, Bulletin News Network, LLC and Bulletin News Investment, LLC (collectively, “Bulletin Intelligence”) to expand our capability to provide expert-curated executive briefings for the Executive Office of the President and corporate C-Suite executives. In the second quarter of 2017, we acquired L’Argus de la Presse (“Argus”), a Paris-based provider of media monitoring services, to expand our media monitoring solutions and enhance its access to French media content. We acquired CEDROM-SNi Inc. (“CEDROM”) in December 2017 and PRIME Research Group (“Prime”) in January 2018 in order to further expand upon our media measurement and analysis services and improve our digital media monitoring solutions. We provide our comprehensive solution principally through subscription contracts, which are generally one year or longer, with different tiers of pricing depending on the level of functionality and customer support required. Our SaaS delivery model provides a stable recurring revenue base. In 2017, we generated $674 million of revenue, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues, and, on the same pro forma basis, approximately 83% of our revenue was generated by customers purchasing services on a subscription or recurring basis. We consider services recurrent if customers routinely purchase these services from us pursuant to negotiated “rate card” or similar arrangements, even if we do not have subscription agreements with them. As of December 31, 2017, we had more than 75,000 customers, of which the top 25 customers only accounted for approximately 4% of 2017 revenues, on a pro forma basis assuming a full year of Bulletin Intelligence, Argus and CEDROM revenues. Our customers include 92 of the top 100 worldwide brands.
Competitive Strengths
Cision’s competitive strengths include:
Comprehensive and Fully Integrated Cloud-Based Platform
C3 offers the communications professional a “one-stop shop” for virtually all the tools they need to conceive, execute, monitor and analyze an earned media campaign. We believe that offering a comprehensive cloud-based platform with multiple integrated functionalities is what communications professionals require and prefer over the alternative of using several individual point solutions that are not interconnected, lack consistency and require interactions with and payments to several external software providers. The effectiveness and appeal of integrated platforms over point solutions has been demonstrated in the broader marketing realm with the creation and growth of cloud-based platforms such as the Adobe Marketing Cloud, the Oracle Marketing Cloud and the Salesforce Marketing Cloud.
An Industry Standard for PR Professionals
We believe our PR software is known as a go-to global SaaS platform for communications professionals and is deeply embedded in industry workflow. For individuals working in the PR sector, fluency with our platform is viewed by many as a key skill.
Global Product Reach
Our offering has wide geographic reach within all our vertical markets. We believe that being able to deal with only one provider to deliver earned media solutions across the globe is a key differentiator that provides value to clients, in particular large multi-national corporations that manage PR and communications efforts globally.
Proprietary Content and Solutions
Our platform incorporates the largest media database and largest distribution network in the world, as measured by revenue estimates from Burton-Taylor International Consulting LLC. With our proprietary database of approximately 1.6 million contacts for journalists, bloggers and social influencers, including contact information, in-depth profiles, preferences and detailed pitching tips, clients can build smarter media lists to connect with the appropriate influencers and build meaningful relationships. Through our distribution network, customers can conduct both wide-reaching and targeted campaigns across traditional and digital media in more than 170 countries in over 40 languages.
Ease of Use and Workflow Capabilities
Our products are designed with easy-to-use functionality, built-in workflow capabilities, a high degree of flexibility in outputs and a sleek and intuitive user interface to help the communications professional execute their work in the best way possible.
Experienced Management Team with a Proven Track Record
We have a strong, highly experienced management team. CEO Kevin Akeroyd has more than 25 years of experience reshaping modern digital, social and mobile marketing. In his previous role, he was an integral member of the team that built the marketing cloud business unit at Oracle from a nascent stage into one of the largest marketing and advertising technology providers in the industry. Our CFO, Jack Pearlstein, has 20 years of financial, operational and strategic planning experience with technology companies.

Growth Strategy
We intend to continue to drive growth and enhance our market position through the following key strategies:
Acquire New Customers
We believe there is still a substantial opportunity to increase market penetration globally by selling our platform advantage. Most vendors in the market offer point solutions that address one or two functions in a PR campaign, resulting in the need for multiple vendors. We believe chief marketing officers prefer integrated platforms over individual solutions. The launch of C3 in October 2016 provided the market with a comprehensive platform that integrates all the core capabilities needed for a PR software campaign, establishing us as a reference platform for the PR software market. We estimate that our customer adoption of C3 in the United States has increased from approximately 1,800 customers as of March 31, 2017 to 6,400 customers as of March 31, 2018.
Continue to Develop Innovative Products and Features
We understand the importance of offering an easy-to-use product with extensive features that meet and exceed our customers’ needs. Our product team is constantly working to introduce new features that augment our existing platform. For example, in 2016, we expanded our media database capabilities, providing our customers with insights into the audience demographics of each individual influencer and providing tailored influencer recommendations for each of our customers. Our account management and customer service representatives continuously communicate the needs of our customers to the product team, providing for continuous platform improvement.
Our new product innovation pipeline aims to introduce new products to market that improve the way PR and marketing professionals do business. We recently enhanced our C3 platform by adding data attribution capabilities. We believe that our measurement and attribution capabilities will enable customers to track end-user reach, demographics, engagement and purchase conversion data from their earned media campaigns, allowing customers to measure return on investment. In accordance with our privacy policies, we plan to sell the highly valuable and anonymized consumer and influencer data we compile to brands and media networks that can use the data to improve audience targeting and increase advertising effectiveness.
Increase Revenue from Existing Customers
We believe a significant opportunity exists to increase spending by our more than 75,000 existing customers by expanding product and service offerings sold. Because we have grown through many acquisitions and a comprehensive platform did not previously exist in the PR software market, many of our customers use various PR point solutions, including solutions provided by competitors. For example, as of December 31, 2017, we had approximately 16,000 U.S. customers that were acquired as a result of our PRNewswire acquisition and an additional 13,000 non-PRNewswire customers in the United States. We estimate that approximately 3,200 of these customers overlapped. By providing the first comprehensive platform for executing and analyzing earned media campaigns, we are well positioned to increase product penetration among existing customers by encouraging them to bundle various point solutions under one umbrella. In some markets, we have not yet introduced our full range of products, but we believe we have the capability to roll out our entire product suite in each of these markets. We believe this roll out will increase average revenue per user (ARPU) and reduce customer churn through increased product penetration. We also believe we will attract new customers through a broader product set. Additionally, our sales team has historically been successful in selling higher tiered product or service offerings to existing clients and will have more opportunities to increase product penetration as our product team continues to enhance our platform.
Expand into New Geographies and Market Segments
We have an expansive global reach, spanning many major international markets around the globe, including but not limited to North America, China, EMEA, India and Latin America. However, in many international markets, our presence is currently limited. We view these markets as opportunities for geographic expansion, especially Latin America, Asia and Continental Europe.

We aim to establish the earned media cloud as the third marketing software category, alongside paid and owned media, by providing valuable demographic, psychographic, sociographic and attribution end-user data to our customers and by selling the data to brands and media networks. We believe that our development of data attribution and data monetization products will enable us to enter the marketing software market. If we are able to establish ourselves in that market, we could then enter the broader digital marketing market through platform extensions into adjacent earned media categories. These categories include ratings and reviews, employee amplification, influencer performance and content marketing. We plan to opportunistically employ both organic initiatives and acquisitions to expand into the digital marketing market.
Selectively Pursue Strategic Acquisitions
We have successfully sourced and are completing the integration of several strategic acquisitions in the last three years, including Vocus, Visible, Viralheat, Gorkana and PR Newswire. These acquisitions have strengthened our market position and enabled us to provide a comprehensive PR communications product suite with a scaled, efficient cost-structure, and we expect that our identified synergies from these acquisitions will drive further margin expansion in the future.
Our management actively evaluates additional acquisition opportunities to enhance our position in the global PR software market by expanding its market reach, geographic presence and product capabilities. However, we do not currently have agreements or commitments for any material acquisitions at this time.
Corporate Information
Cision Ltd. was incorporated in the Cayman Islands on March 9, 2017 in order to become the parent company of Canyon Holdings S.à r.l. (“Cision Luxco”) following the consummation of our merger (the “Business Combination”) with Capitol Acquisition Holdings Corp. III (“Capitol”), a blank check company incorporated in the State of Delaware on July 13, 2015. On June 29, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Capitol by operation of Rule 12g-3(a) promulgated under the Exchange Act.
Our principal executive offices are located at 130 E. Randolph Street, 7th Floor, Chicago, Illinois 60601, and our telephone number is (312) 922-2400. Our website address is www.cision.com. We had approximately 3,500 employees as of December 31, 2017. Information contained on our website is not incorporated into or a part of this prospectus.

THE OFFERING
Issuer
Cision Ltd.
Ordinary shares offered by the selling shareholders
Up to 76,072,236 shares.
Selling shareholders
The selling shareholders identified in this prospectus collectively beneficially owned approximately 55.1% of our outstanding ordinary shares as of August 8, 2018 and are affiliated with certain directors of our company. See “Selling Shareholders” for more information.
Ordinary shares outstanding as of August 8, 2018
130,713,555 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of shares contemplated by this prospectus by the selling shareholders.
Risk factors
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.
NYSE symbol
“CISN.”

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully review and consider all of the information included and incorporated by reference in this prospectus and in any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and other filings we make with the SEC. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, liquidity or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our ordinary shares.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the ordinary shares offered by any of the selling shareholders. We will be responsible for certain of the expenses incurred in connection with the offering of the selling shareholders’ securities pursuant to the terms of that certain registration rights agreement, dated June 29, 2017, by and among Cision and the selling shareholders. The selling shareholders will pay any underwriting discounts and commissions incurred in connection with the sale of the ordinary shares pursuant to this prospectus.

DESCRIPTION OF ORDINARY SHARES
The following is a summary of the ordinary shares of Cision and certain specified provisions of the charter documents of Cision as currently in effect. This description is qualified in its entirety by reference to Cision’s charter documents, copies of which are available on our website at www.cision.com.
General
Cision is a Cayman Islands exempted company with limited liability. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association (the “Articles”) and the Companies Law.
The authorized share capital of Cision is US$50,000 consisting of 480,000,000 ordinary shares, par value $0.0001 per share, and 20,000,000 preferred shares of par value US$0.0001 per share. As of August 8, 2018, there were 130,713,555 ordinary shares issued and outstanding and no preferred shares have been issued or are outstanding.
Ordinary Shares
General
Walkers, Cayman Islands counsel to Cision, has confirmed that all of the issued and outstanding ordinary shares of Cision are fully paid and non-assessable. Certificates representing the outstanding ordinary shares are generally not issued and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares have no pre-emptive, subscription, redemption or conversion rights.
Preferred Shares
The board of directors of Cision may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the board of directors. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors, subject to the Companies Law and the Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Cision lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of ordinary shares on a pro rata basis.
Voting rights
Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy.
A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital of Cision in issue, provided that for so long as Cision is a “controlled company” within the meaning of the rules of the then Designated Stock Exchange (as defined in the Articles), general meetings shall not be quorate unless Cision Owner is in attendance (provided that Cision Owner holds shares in Cision).
A special resolution will be required for important matters such as a merger or consolidation of Cision, change of name or making changes to the Articles or the voluntary winding up of Cision.

An ordinary resolution of the shareholders of Cision requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting or, in each case, a unanimous resolution in writing.
Variation of rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the Designated Stock Exchange or as otherwise approved by the board of directors.
In addition, the Articles prohibit the transfer of shares in breach of the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including the Exchange Act).
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.
Directors
Appointment and removal
The management of Cision is vested in a board of directors. The Articles provide that there shall be a board of directors consisting of eight (8) directors, unless increased or decreased from time to time by the directors or by Cision in general meeting, provided that, for so long as Cision Owner has the right to nominate any director for election pursuant to the Articles, the size of the board of directors shall not be increased or decreased without the prior written consent of Cision Owner. The board consists of seven (7) directors and has one vacancy. So long as shares are listed on the Designated Stock Exchange, the board of directors shall include such number of  “independent directors” as the relevant rules applicable to the listing of any shares on the Designated Stock Exchange require (subject to any applicable exceptions for Controlled Companies).
The directors are divided into three (3) classes designated as Class I, Class II and Class III, respectively. At the 2018 annual general meeting of shareholders, the term of office of the Class I directors expired and Class I directors were re-elected for a full term of three (3) years. At the 2019 annual general meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2020 annual general meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.
The directors of Cision have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board of directors or as an addition to the existing board of directors, subject to the remaining provisions of the Articles, the terms of the Nominating Agreement, applicable law and the listing rules of the Designated Stock Exchange; provided that, subject to the terms of the Nominating Agreement, any vacancy not filled by the directors may be filled by the shareholders by ordinary resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided further, that, subject to the terms of the Nominating Agreement, whenever the holders of any class or classes of share or series thereof are entitled to elect one or more directors by the provisions of the Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected or by the holders of such class or classes of shares or series thereof in accordance with the Articles. Any director so appointed shall hold office until the expiration of the term of such class of directors or until his earlier death, resignation or removal.
A director may be removed from office by the shareholders by special resolution only for “cause” (as defined in the Articles); provided that, subject to certain limitations set forth in the Articles, (x) until the date of the 2020 annual general meeting of the shareholders (and not thereafter), any director may be removed with or without cause upon the affirmative vote of the Cision Owner if the Cision Owner and its affiliates beneficially own at least 50% of the issued ordinary shares and (y) any director who was nominated for election by the Cision Owner may be removed with or without cause upon the affirmative vote of the Cision Owner for so long as the Cision Owner has the right to nominate such director for election pursuant to the Articles.
A vacancy on the board of directors created by the removal of a director under the provisions of the Articles may be filled by the election or appointment by ordinary resolution at the general meeting at which such director is removed or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the directors.
The appointment and removal of directors is subject to the applicable rules of the Designated Stock Exchange and to the provisions of the Nominating Agreement.
The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Cision are set out in the Articles.
Indemnity of directors and officers
The Articles provide that the board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Our Transfer Agent
The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned our restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of ordinary shares then outstanding; or

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the average weekly reported trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, occurred on July 6, 2018 (one year following the filing of the Form 10 type information in a current report on Form 8-K filed on July 6, 2017)).

As of August 8, 2018, we had 130,713,555 ordinary shares outstanding. Of these shares, 56,906,050 ordinary shares are freely tradable without restriction or further registration under the Securities Act, except for any shares that may be purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

SELLING SHAREHOLDERS
The selling shareholders identified below may resell from time to time up to 76,072,236 of our ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below (including the entities referenced in the footnotes to the the table) and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The following table sets forth, as of August 8, 2018: (i) the number of our ordinary shares held of record or beneficially by the selling shareholders as of such date and (ii) the number of our ordinary shares saleable by the selling shareholders pursuant to this prospectus. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 130,713,555 of our ordinary shares issued and outstanding as of August 8, 2018.
Except as indicated in footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such selling shareholder. All of our executive officers other than Yujie Chen hold equity interests in Cision Owner pursuant to the Cision Owner Partnership Agreement and, as a result, may receive a portion of the proceeds from the sale of any ordinary shares by Cision Owner pursuant to this prospectus on account of their equity interest therein. The foregoing persons have neither a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner. See the section entitled “Executive Compensation” of Amendment No. 2 to our Annual Report on Form 10-K, filed with the SEC on June 1, 2018 (which document is incorporated by reference herein) for additional information about these interests.
	Beneficial Ownership of Ordinary Shares Prior to the Offering(1)			Beneficial Ownership of Ordinary Shares after the Offering(1)(2)
Name of Selling Shareholder	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Ordinary Shares Saleable Pursuant to this Prospectus	Number of Shares	Percent of Class
Cision Owner(3)	66,192,212(4)	50.6%	70,192,212(5)	—	—%
Mark D. Ein	4,410,018(6)	3.4%	4,410,018	—	—%
L. Dyson Dryden	1,470,006(7)	1.1%	1,470,006	—	—%

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

(2)
Assumes that the selling shareholders dispose of all of the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional ordinary shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus.

(3)
Includes its affiliates GTCR Fund X/A AIV LP, GTCR Fund X/C AIV LP and GTCR Co-Invest X AIV LP (collectively, the “GTCR Funds”), which may receive ordinary shares from Cision Owner upon a distribution-in-kind of ordinary shares to its partners. The GTCR Funds are limited partners of Cision Owner. The GTCR Funds disclaim beneficial ownership of the ordinary shares of Cision held by Cision Owner, as the GTCR Funds neither have a controlling interest in Cision Owner nor direct or indirect voting or dispositive power with respect to ordinary shares of Cision held of record by Cision Owner. The address of the GTCR Funds is c/o GTCR Golder Rauner II, LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654.
(4)
Voting and dispositive power with respect to the ordinary shares held by Cision Owner is exercised by its general partner, Canyon Partners, Ltd., which is controlled by a majority vote of its 10-member board of directors (“Canyon Board of Directors”). GTCR Investment X AIV Ltd. (“GTCR AIV”) as the sole shareholder of Canyon Partners, Ltd. may be deemed to share voting and dispositive power over the ordinary shares held by Cision Owner. GTCR AIV is managed by a ten-member board of Directors (the “AIV Board of Directors”) comprised of Mark M. Anderson, Craig A. Bondy, Philip A. Canfield, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine A. Mihas, Collin E. Roche, Lawrence C. Fey IV and Benjamin J. Daverman. Each of the foregoing entities and the individual members of each of the Canyon Board of Directors and the AIV Board of Directors disclaim beneficial ownership of the shares held of record by Cision Owner except to the extent of his, her or its pecuniary interest.

(5)
Includes 4,000,000 additional ordinary shares issuable to Cision Owner upon achievement of milestone targets. 2,000,000 ordinary shares were issued to Cision Owner on November 3, 2017 upon achievement of the first such milestone.

(6)
Capitol Acquisition Management 3 LLC (“CAM 3”) is managed by its sole member. Mark D. Ein, as sole member of CAM 3, exercises voting and dispositive power over the ordinary shares held by CAM 3. Mr. Ein is a director of the Company, and also beneficially owns 11,865 shares held of record by Leland Investments, Inc., an entity controlled by Mr. Ein, which are included in the number of shares beneficially owned by CAM 3 in the table above. Mr. Ein disclaims beneficial ownership of the ordinary shares held of record by CAM 3 except to the extent of his pecuniary interest therein.

(7)
Capitol Acquisition Founder 3 LLC (“CAF 3”) is managed by its managing member. L. Dyson Dryden, as managing member of CAF 3, exercises voting and dispositive power over the ordinary shares held by CAF 3. Mr. Dryden is a director of the Company. Mr. Dryden disclaims beneficial ownership of the ordinary shares held of record by CAF 3 except to the extent of his pecuniary interest therein.

Material Relationships with Selling Shareholders
The Business Combination
On June 29, 2017, we consummated the Business Combination. As consideration for all of its equity interest in Cision Luxco, Cision Owner received 82,100,000 ordinary shares of Cision (formerly known as Capitol Acquisition Holding Company Ltd.) and 2,000,000 warrants to purchase ordinary shares of Cision (in each case, subject to adjustment). Cision Owner also acquired the right to receive up to 6,000,000 additional ordinary shares of Cision, issued in 2,000,000 increments, when Cision’s share price reaches $13.00, $16.00 and $19.00 per share; the first such issuance was made on November 3, 2017 in connection with the achievement of the first share price milestone. Each outstanding share of common stock of Capitol was converted into one ordinary share of Cision. Following the Business Combination, the outstanding warrants of Capitol, by their terms, automatically entitled the holders to purchase ordinary shares of Cision. Pursuant to the merger agreement, the sponsors of Capitol forfeited 1,600,000 shares of Capitol common stock and warrants to purchase 2,000,000 shares of Capitol common stock at closing (in each case, subject to adjustment).
Registration Rights Agreement
Cision Owner and affiliates of Mark D. Ein and L. Dyson Dryden were granted certain rights pursuant to the Registration Rights Agreement. The parties are entitled to have registered, in certain circumstances, the resale of the ordinary shares of Cision held by them, subject to certain conditions set forth therein.

Pursuant to the Registration Rights Agreement, Cision Owner is entitled to request that Cision register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” In certain limited circumstances, the holder of a majority of registrable securities held by the affiliates of Messrs. Ein and Dryden are entitled to make demand registrations. The parties to the Registration Rights Agreement are entitled to participate in certain registered offerings by Cision, subject to certain limitations and restrictions. Cision will pay expenses of the parties incurred in connection with the exercise of their rights under this agreement, other than certain fees and expenses including underwriting fees and commission.
Capitol Related Person Transactions
In July 2015, Capitol issued 10,062,500 shares of common stock to Capitol Acquisition Management 3 LLC (an affiliate of Mark D. Ein) and Capitol Acquisition Founder 3 LLC (an affiliate of L. Dyson Dryden) for $25,000 in cash, at a purchase price of approximately $0.002 per share, in connection with Capitol’s organization. Capitol Acquisition Management 3 LLC and Capitol Acquisition Founder 3 LLC subsequently transferred a portion of these shares to certain individuals, including Capitol’s independent directors, for the same purchase price originally paid for such shares. In October 2015, Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering, which include selling shareholders Mark D. Ein and L. Dyson Dryden (the “Capitol Sponsors”), then contributed back to Capitol’s capital, for no additional consideration, an aggregate of 1,437,500 shares. In connection with the closing of the Capitol initial public offering, an additional 500,000 shares were contributed back to Capitol’s capital for no additional consideration.
The Capitol Sponsors, including its officers and directors, purchased an aggregate of 8,250,000 private warrants (for a total purchase price of  $8,250,000) from Capitol on a private placement basis simultaneously with the consummation of Capitol’s initial public offering.
On August 11, 2016, August 12, 2016 and August 15, 2016, Capitol’s officers and directors (or their affiliates), including Mark D. Ein and L. Dyson Dryden, loaned an aggregate of  $500,000 to Capitol in order to meet Capitol’s working capital needs. On November 9, 2016, Capitol received new commitments (which commitments replaced and superseded the prior commitments provided to Capitol in May and August 2016) from Capitol’s officers and directors to provide additional loans of up to $767,000 in the aggregate when and if needed. On February 7, 2017, Capitol’s officers and directors (or their affiliates) loaned an aggregate of  $450,000. On April 20, 2017, Capitol’s officers and directors (or their affiliates) loaned an aggregate of an additional $400,000. Additionally, Capitol received new commitments from its executive officers to provide Capitol with up to an additional $175,000 in the aggregate. These loans were evidenced by notes and were to be repaid upon the consummation of a business combination. If Capitol had not completed a business combination, the loans would have been forgiven.
Mark D. Ein and L. Dyson Dryden and their respective affiliates are entitled to registration rights pursuant to an agreement signed on the effective date of the business combination.
Leland Investments Inc., an affiliate of Mr. Ein, advanced to Capitol an aggregate of  $200,000 to cover expenses related to the Capitol initial public offering. The loan was payable without interest on the consummation of the initial public offering. The loan was repaid from the proceeds of the initial public offering.
Venturehouse Group, LLC, an affiliate of Mark D. Ein, and Dryden Capital Management, LLC, an affiliate of L. Dyson Dryden, made available to Capitol certain general and administrative services, including office space, utilities and administrative support, as Capitol may require from time to time, through the time of the business combination. Capitol has agreed to pay these entities an aggregate of $10,000 per month for these services. Mr. Ein is the Chief Executive Officer of Venturehouse Group, LLC and Mr. Dryden is the sole member of Dryden Capital Management, LLC. Accordingly, they will benefit from the transaction to the extent of their interest in Venturehouse Group, LLC and Dryden Capital Management, LLC, respectively. However, this arrangement is solely for Capitol’s benefit and is not intended to provide Messrs. Ein or Dryden compensation in lieu of a salary. Capitol believes, based on rents and fees for similar services in the D.C. metropolitan area, that the fee charged by these entities are at least as favorable as it could have obtained from an unaffiliated person.

Capitol also entered into three consulting arrangements for services to help identify and introduce it to potential targets and provide assistance with due diligence, deal structuring, documentation and obtaining stockholder approval for a business combination. These agreements provided for an aggregate annual fee of $550,000 and success fee of  $1,125,000 upon the consummation of a business combination.
Other than this $10,000 per month fee, the repayment of the $200,000 loan from Leland Investments Inc. and the payment of consulting or success fees described above (none of which payments will be made from the proceeds of the Capitol initial public offering held in the trust account prior to the completion of Capitol’s initial business combination), no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, was paid to any of Capitol’s sponsors, officers, directors or their respective affiliates, for services rendered to Capitol prior to, or in connection with the consummation of its initial business combination (regardless of the type of transaction that it is). However, such individuals received reimbursement for any out-of-pocket expenses incurred by them in connection with activities on Capitol’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There was no limit on the amount of out-of-pocket expenses reimbursable by Capitol.
Cision Related Person Transactions
Nominating Agreement
Pursuant to the Nominating Agreement, Cision Owner (or its affiliates) has the right to designate nominees for election to Cision’s board of directors for so long as Cision Owner beneficially owns 5% or more of the total number of Cision’s ordinary shares then outstanding. The number of nominees that Cision Owner (or its affiliates) is entitled to nominate under the Nominating Agreement is dependent on its beneficial ownership of ordinary shares. For so long as Cision Owner beneficially owns a number of ordinary shares equal to or greater than 35%, 15% or 5%, respectively, of the total number issued and outstanding, Cision Owner will have the right to nominate three, two or one director(s), respectively. In addition, Cision Owner has the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of Cision Owner’s beneficial ownership at such time. Cision Owner has the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules. So long as GTCR and its affiliates are the beneficial owners of a majority of the ordinary shares of Cision held by Cision Owner, Cision Owner will, upon the request of GTCR, assign all of its rights under the Nominating Agreement to GTCR (or one of its affiliates).
Professional Services Agreement
On May 30, 2014, Canyon Valor Companies, Inc. (formerly GTCR Valor Companies, Inc.), a wholly owned indirect subsidiary of Cision (“Cision Sub”), entered into an Amended and Restated Professional Services Agreement (the “Services Agreement”) with Cision Owner, GTCR LLC and GTCR Management X LP (“GTCR Management”) pursuant to which Cision Sub agreed to engage GTCR Management as a financial and management consultant. Under the terms of the Services Agreement, GTCR Management provides various services to Cision Owner and its subsidiaries, including Cision Sub, such as corporate strategy, budgeting of future corporate investments and acquisition and divestiture strategies. GTCR Management is entitled to a placement fee in connection with any equity or debt financing of Cision Owner or any of its subsidiaries (regardless of whether such financing is provided by GTCR Management or any of its affiliates), subject to certain exceptions. The Services Agreement also requires Cision Sub to pay an annual management fee to GTCR Management, unless such amounts are not permitted to be paid under applicable credit facilities, in which case such fees automatically accrue without interest for the benefit of GTCR Management, to be paid at such time as and to the extent that such fees are permitted to be paid under such credit facilities. Cision Sub is also required to reimburse GTCR Management for reasonable travel expenses, legal fees and other out-of-pocket fees and expenses incurred by GTCR Management or its affiliates in connection with the performance of its obligations under the Services Agreement. Cision Sub has also agreed to indemnify GTCR Management and its affiliates for any losses or liabilities they incur in connection with their performance under the Services Agreement, except to the extent resulting from GTCR Management’s gross negligence or willful misconduct. Cision Sub paid fees and expense reimbursement to GTCR Management in an aggregate amount of  $0.3 million, $0.6 million and $0.6 million in 2017, 2016 and 2015, respectively.
Cision and GTCR Management terminated the Services Agreement in connection with the consummation of the Business Combination.
Intercompany Capital Contributions and Loan Agreements
Prior to the consummation of the Business Combination, Cision from time to time engaged in intercompany transactions with Cision Owner, including intercompany loans. In connection with the acquisition of Bulletin Intelligence, on March 24, 2017, in exchange for a note, Cision Owner issued $7.0 million of Units of Cision Owner to a subsidiary of Cision, which Units were used as consideration for the purchase of Bulletin Intelligence. The note was repaid to Cision Owner in connection with consummation of the Business Combination.
In connection with the acquisition of PR Newswire on June 16, 2016, Cision Owner loaned $195.9 million to Cision and issued $40.0 million of Units of Cision Owner to a subsidiary of Cision, which cash and Units were used to fund the PR Newswire acquisition. Cision Owner contributed these loans to Cision in exchange for Convertible Preferred Equity Certificates (“CPECs”), resulting in the cancellation of these loans.
From time to time prior to the consummation of the Business Combination, Cision also issued CPECs to Cision Owner in connection with capital contributions from Cision Owner to Cision. See “— Convertible Preferred Equity Certificates of Cision (CPECs)” and Note 2 to the Cision’s audited financial statements included or incorporated by reference in this prospectus for a description of the CPECs. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision Luxco, to Cision.
Convertible Preferred Equity Certificates of Cision (CPECs)
Between April 2014 and July 2016, Cision Owner entered into 11 subscription agreements with Cision Luxco pursuant to which Cision Luxco issued and sold Convertible Preferred Equity Certificates to Cision Owner. The CPEC’s were redeemable at any time by Cision Luxco and matured 49 years from the date of issuance. In connection with the Business Combination, Cision Owner contributed the CPECs, along with its outstanding equity in Cision Luxco, to Cision.
Warrant Exchange Offer
On April 17, 2018, we commenced an exchange offer relating to our outstanding warrants (the “Warrant Exchange Offer”). We offered the holders of our warrants the opportunity to receive 0.26 of our ordinary shares in exchange for each outstanding warrant tendered by such holder. Concurrently with the Warrant Exchange Offer, we also solicited consents from holders of the warrants to amend (the “Warrant Amendment”) the warrant agreement governing the warrants in order to permit Cision to require that each outstanding warrant be converted into 0.234 ordinary shares. On May 18, 2018, we completed the Warrant Exchange Offer and issued an aggregate of 6,100,209 ordinary shares in exchange for 23,462,423 warrants, representing approximately 95.8% of the then-outstanding warrants. We also executed the Warrant Amendment. On June 4, 2018, we converted the remaining 1,037,577 warrants into 242,780 ordinary shares pursuant to the Warrant Amendment and the warrants were delisted from the New York Stock Exchange. As a result of these transactions, there were no warrants outstanding as of the close of business on June 4, 2018.
In connection with the Warrant Exchange Offer, Cision Owner tendered 2,032,043 warrants, CAM 3 tendered 4,324,307 warrants and CAF 3 tendered 1,441,436 warrants. Such tendered warrants were accepted by Cision upon completion of the Warrant Exchange Offer on May 18, 2018 and in exchange Cision Owner received 528,331 ordinary shares, CAM 3 received 1,124,319 ordinary shares and CAF 3 received 374,773 ordinary shares.

PLAN OF DISTRIBUTION
The selling shareholders may sell or distribute the shares offered under this prospectus and any accompanying prospectus supplement, if required, in one or more of the following ways (or in any combination) from time to time:
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in market transactions, including transactions on a national securities exchange or quotations services or over-the-counter market;

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to or through underwriters in a public offering on a firm commitment or best efforts basis, including underwritten block trades;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers or broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

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by distributing to its (or its affiliates’) limited partners, general partners, members or other equityholders (including any distribution-in-kind of ordinary shares from the GTCR Funds to its respective partners);

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through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with applicable securities laws;

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through agents or through brokers or dealers, including block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

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an exchange distribution in accordance with the rules of the applicable exchange, if any, or secondary distributions;

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sales through the NYSE or on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other transactions, whether through an options exchange or otherwise;

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sales by broker-dealers of ordinary shares that are loaned or pledged to such broker-dealers

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through a combination of such methods; or

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through any other method permitted by applicable law.

If required, a supplement to this prospectus will describe the particular terms of any offering of shares, including the following:
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the names of any underwriters, agents, brokers or dealers or any selling shareholder;

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the applicable public offering price and the purchase price of the shares and the proceeds to be received from the sale or distribution, if any;

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any discounts or commissions and other items constituting underwriters’ or agents’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes Cision Owner, the GTCR Funds, Mark D. Ein and L. Dyson Dryden and their respective affiliates and their respective donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from a selling shareholder as a gift, pledge, limited liability company or partnership distribution or other transfer after the date of this prospectus or the applicable prospectus supplement.
Pro Rata In-Kind Distributions
A selling shareholder, including the GTCR Funds, that is an entity may elect to make a pro rata in-kind distribution of the ordinary shares to its members, partners or equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equityholders would thereby receive freely tradeable ordinary shares pursuant to the distribution through a registration statement except as otherwise prohibited by law. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the ordinary shares acquired in the distribution. A selling shareholder that is an individual may make gifts of ordinary shares covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.
Sales through Underwriters or Dealers
The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The selling shareholders may sell the shares through agents or dealers designated by them. If required, any agent or dealer involved in the offer or sale or distribution of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling shareholders will be set forth in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from the selling shareholder as principal and may resell those shares at varying prices to be determined by the dealer. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholder.
Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.
It is possible that one or more underwriters may make a market in our ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
Direct Sales and Sales through Agents
The selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Delayed Delivery Contracts
The selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.
At-the-Market Offerings
The selling shareholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling shareholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling shareholders, on one hand, and the underwriters or agents, on the other. If the selling shareholders engage in at-the-market sales pursuant to any such agreement, the selling shareholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling shareholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling shareholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of ordinary shares or other securities. If required, the terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.
Market Making, Stabilization and Other Transactions
In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our ordinary shares for their own account. In addition, to cover overallotments or to stabilize the price of our ordinary shares, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
Derivative Transactions and Hedging
The selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
In addition, the selling shareholders may enter into hedging transactions with dealers which may engage in short sales of our ordinary shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell our ordinary shares short and deliver shares to close out such short position. The selling shareholders may also enter into option or other transactions with dealers that require the delivery by such dealers of our ordinary shares, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.
Electronic Auctions
The selling shareholders may also make sales through the Internet or through other electronic means. Since the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling shareholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
The selling shareholders and any agents, underwriters or dealers that are involved in selling our ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of our ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The underwriters, dealers and agents may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business. We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.
To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, dealer or agent regarding the sale of the ordinary shares covered by this prospectus by such selling shareholders. If any selling shareholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.
There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement of which this prospectus forms a part. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates. We cannot give any assurance as to the liquidity of the trading market for our ordinary shares, which is listed on the New York Stock Exchange under the symbol “CISN”.

LEGAL MATTERS
Selected legal matters as to U.S. law in connection with any offering hereby will be passed upon by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with GTCR, LLC. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, GTCR, LLC and certain affiliated entities in connection with various legal matters. The validity of the ordinary shares offered through this prospectus has been passed upon by Walkers, Cayman Islands.
EXPERTS
The financial statements of Cision Ltd. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 and the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Capitol as of December 31, 2016 and 2015 included in the Registration Statement on Form S-4 as initially filed with the SEC on April 17, 2018, which are incorporated by reference in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cision.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 13, 2018; as amended by Amendment No. 1 to Form 10-K, as filed with the SEC on April 30, 2018; and as amended by Amendment No. 2 to Form 10-K, as filed with the SEC on June 1, 2018 (collectively, the “2017 Form 10-K”);

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Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 9, 2018 and August 9, 2018, respectively;

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Current Reports on Form 8-K or Form 8-K/A, as applicable, as filed with the SEC on February 8, 2018, March 23, 2018, April 17, 2018, May 9, 2018, May 14, 2018, May 18, 2018, June 19, 2018, June 28, 2018 and August 2, 2018;

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the registration statement on Form S-4, as initially filed with the SEC on April 17, 2018 only with respect to (i) the audited combined financial statements of PRN Group as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, the combined financial statements of PRN Group as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, and the unaudited condensed combined financial statements of PRN Group as of March 31, 2016 and December 31, 2015 and for the periods ended March 31, 2016 and March 31, 2015, (ii) the financial statements of Capitol as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 and (iii) the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”;

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those portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on June 1, 2018, specifically incorporated by reference in our 2017 Form 10-K; and

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The description of our capital stock incorporated by reference in our registration statement on Form 8-A, as filed with the SEC on June 29, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Cision Ltd.
130 E. Randolph Street
7th Floor
Chicago, Illinois 60601
(312) 922-2400
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

12,000,000 Shares
Ordinary Shares

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC
           , 2018